Exhibit 10.54

                                 AMENDED AND RESTATED

                         MASTER SALE AND SERVICING AGREEMENT



                                        among



                            HILLHAVEN FUNDING CORPORATION,

                            FIRST HEALTHCARE CORPORATION,

                             NORTHWEST HEALTH CARE, INC.,

                            PASATIEMPO DEVELOPMENT CORP.,

                              THE HILLHAVEN CORPORATION

                                         and

                          CERTAIN WHOLLY-OWNED SUBSIDIARIES
                             OF THE HILLHAVEN CORPORATION
                               WHICH MAY BECOME PARTIES
                              HERETO AS PROVIDED HEREIN












                              Dated as of April 29, 1994


















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                                  TABLE OF CONTENTS

                                                                       Page

          ARTICLE I  DEFINITIONS                                         1
               Section 1.1.   Definitions                                1
               Section 1.2.   Accounting Terms                          14

          ARTICLE II  SALES OF RECEIVABLES                              14
               Section 2.1.   Sales of Receivables                      14
               Section 2.2.   Repurchase of Certain Purchased
                              Receivables                               17
               Section 2.3.   Termination                               18

          ARTICLE III  REPRESENTATIONS AND WARRANTIES                   18
               Section 3.1.   Representations and Warranties of
                              the Seller                                18
               Section 3.2.   Representations and Warranties of the
                              Seller Relating to the Agreement and
                              the Receivables                           20
               Section 3.3.   Representation and Warranties of
                              Hillhaven                                 21
               Section 3.4.   Representations and Warranties of
                              Northwest                                 23
               Section 3.5.   Representations and Warranties of
                              Pasatiempo                                26

          ARTICLE IV  COVENANTS                                         28
               Section 4.1.   Covenants of the Seller                   28
               Section 4.2.   Covenants of Hillhaven                    32
               Section 4.3.   Covenants of Northwest                    35
               Section 4.4.   Covenants of Pasatiempo                   38

          ARTICLE V  ADMINISTRATION AND SERVICING OF RECEIVABLES        41
               Section 5.1.   General                                   41
               Section 5.2.   Servicer Compensation                     42
               Section 5.3.   Expenses                                  42
               Section 5.4.   Repurchase by Servicers                   42
               Section 5.5.   Master Servicer                           43
               Section 5.6.   Notices to the Seller                     43

          ARTICLE VI  ALLOCATION AND APPLICATION OF COLLECTIONS         44
               Section 6.1.   Establishment of Issuer Accounts;
                              Investments                               44
               Section 6.2.   Collections and Allocations               44
               Section 6.3.   Application of Collection Account and
                              Collateral Account                        44
               Section 6.4.   Purchase Money Note                       47
               Section 6.5.   Daily Reports                             47
               Section 6.6.   Adjustment Procedures                     47
               Section 6.7.   Adjustments for Miscellaneous Credits
                              and Erroneous Charges                     49

          ARTICLE VII  CERTAIN MATTERS RELATING TO THE SELLER           50
               Section 7.1.   Merger or Consolidation of, or
                              Assumption of the Obligations of,
                              the Seller                                50


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          ARTICLE VIII  OTHER MATTERS RELATING TO SERVICING             50
               Section 8.1.   Liability of the Servicers and Master
                              Servicer; Indemnification                 50
               Section 8.2.   Merger or Consolidation of, or
                              Assumption of the Obligations of,
                              the Servicers or Master Servicer          50
               Section 8.3.   Servicers and Master Servicer
                              Not To Resign                             51
               Section 8.4.   Delegation of Duties                      51
               Section 8.5.   Monitoring                                51
               Section 8.6.   Confidentiality                           52

          ARTICLE IX  SERVICING DEFAULTS                                52
               Section 9.1.   Servicing Defaults                        52
               Section 9.2.   Appointment of Successor Servicer or
                              Successor Master Servicer                 55
               Section 9.3.   Collection of Medicaid Payments
                              by Servicers                              56

          ARTICLE X  MATTERS RELATING TO THE ISSUER                     57
               Section 10.1.  Recourse                                  57
               Section 10.2.  Inspection of Books and Records           57

          ARTICLE XI  INDEMNITY                                         57
               Section 11.1.  Indemnity                                 57

          ARTICLE XII  MISCELLANEOUS PROVISIONS                         62
               Section 12.1.  Transfer Termination Date                 62
               Section 12.2.  Termination of Agreement;
                              Sale of Receivables                       62
               Section 12.3.  Amendment                                 62
               Section 12.4.  Intention of the Parties                  62
               Section 12.5.  Governing Law                             62
               Section 12.6.  Notices                                   63
               Section 12.7.  Severability of Provisions                65
               Section 12.8.  Assignment                                65
               Section 12.9.  Further Assurances                        65
               Section 12.10. No Waiver; Cumulative Remedies            65
               Section 12.11. Counterparts                              66
               Section 12.12. Binding Effect; Benefit of Agreement      66
               Section 12.13. Nonpetition Covenant                      66
               Section 12.14. Headings                                  66
               Section 12.15. General Provision as to Payments          66
               Section 12.16. Additional Parties Hereto                 66
               Section 12.17. Arbitration                               67
               Section 12.18. Replacement of Original Master Sale
                              and Servicing Agreement                   68

          EXHIBITS

          A    Northwest Agreement
          B    Pasatiempo Agreement
          C    Settlement Statement
          D    Confirming Assignment
          E    Northwest Confirming Assignment
          F    Pasatiempo Confirming Assignment
          G    Hillhaven Note
          H    Purchase Money Note
          I    Daily Report
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          SCHEDULES

          I  -   Conditions Precedent to Closing Date
          II -   Principal Place of Business, Location of Records, List of
                 Facilities
          III -  Excluded Facilities

                           AMENDED AND RESTATED MASTER SALE
                               AND SERVICING AGREEMENT


               THIS AMENDED AND RESTATED MASTER SALE AND SERVICING AGREEMENT (this "Agreement") is dated as of April 29, 1994, among HILLHAVEN FUNDING CORPORATION, a Nevada corporation and a wholly-owned subsidiary of The Hillhaven Corporation (the "Issuer"), THE HILLHAVEN CORPORATION, a Nevada corporation ("Hillhaven", or, in its capacity as such, the "Master Servicer"), FIRST HEALTHCARE CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Hillhaven (the "Seller"), PASATIEMPO DEVELOPMENT CORP., a California corporation and a wholly-owned subsidiary of the Seller ("Pasatiempo" or, in its capacity as a servicer hereunder with respect to Pasatiempo Receivables, a "Servicer"), and NORTHWEST HEALTH CARE, INC., an Idaho corporation and a wholly-owned subsidiary of the Seller ("Northwest" or, in its capacity as a servicer hereunder with respect to Northwest Receivables, a "Servicer"; and, together with the Seller in its capacity as a Servicer with respect to Purchased Receivables originated by the Seller and Pasatiempo in its capacity as a Servicer with respect to Pasatiempo Receivables, collectively, the "Servicers"). In addition, as provided herein, certain wholly-owned subsidiaries of Hillhaven may become parties hereto.

               This Agreement amends and restates that certain Master Sale and Servicing Agreement dated as of July 1, 1990 among the Issuer, Hillhaven, the Seller, Pasatiempo and Northwest (as amended, the "Original Master Sale and Servicing Agreement"). The Original Master Sale and Servicing Agreement was amended by the First Amendment to Master Sale and Servicing Agreement dated as of June 1, 1991 among the Issuer, the Seller, Hillhaven, Pasatiempo, Northwest, and Banque Indosuez, New York Branch as the Agent and as a Bank, and by the Omnibus Second Amendment to Liquidity Agreement and Second Amendment to Master Sale and Servicing Agreement by and among the foregoing and by Banque Nationale de Paris, San Francisco Agency as a Bank, dated November 23, 1992.

               The parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

               Section 1.1. Definitions. All capitalized terms used herein undefined shall have the respective meanings set forth below:

                    "Affiliate" shall have the meaning ascribed in the Liquidity Agreement. "Affiliates" shall have a correlative meaning.
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                    "Agency Receivable"  shall mean, at any time, any
          Medicaid Receivable which is listed in the Seller's (or, in the case of Northwest Receivables or Pasatiempo Receivables, Northwest's or Pasatiempo's, as the case may be) computer records as an "Agency Receivable" and which was not originated at an Excluded Facility.

                    "Amortization Event" shall mean any of the following events:

                         (a) the Seller or Hillhaven shall fail (i) to make (or cause to be made) any payment or deposit on or before the date occurring five Business Days after the date when it is required to do so under the terms of this Agreement; or (ii) to observe or perform in any material respect any of its other covenants or agreements, set forth herein for a period of five Business Days (in the case of covenants contained in Section 2.2 or 6.7) or 30 days (in the case of other covenants and agreements herein) after there shall have been given, by registered or certified mail to the Seller or Hillhaven, as the case may be, by the Issuer or the Liquidity Agent Bank, a written notice specifying such failure and requiring it to be remedied;

                         (b)  the Receivables Information, any
               representation or warranty made (or deemed made) by the Seller, Northwest, Pasatiempo or Hillhaven or any information required to be given by the Seller, Northwest, Pasatiempo or Hillhaven to the Issuer or the Liquidity Agent Bank with respect to the Purchased Receivables as a whole proves to have been incorrect in any material respect with respect to the Purchased Receivables as a whole when made (or deemed made) or when delivered;

                         (c) involuntary proceedings or an involuntary petition shall be commenced or filed against Hillhaven, Northwest, Pasatiempo or the Seller under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization of Hillhaven, Northwest, Pasatiempo or the Seller or the appointment of a receiver, trustee, custodian or liquidator for Hillhaven, Northwest, Pasatiempo or the Seller or a substantial part of the property, assets or business of Hillhaven, Northwest, Pasatiempo or the Seller, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Hillhaven, Northwest, Pasatiempo or the Seller and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant or attachment, execution or similar process shall not be released, vacated or fully bonded (or an order to continue business under existing contracts obtained), within 21 days after commencement, filing or levy, as the case may be;

                         (d)  Hillhaven, Northwest, Pasatiempo or the
               Seller shall commence a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an

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               order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Hillhaven, Northwest, Pasatiempo or the Seller or for any substantial part of any of their respective property, or make any general assignment for the benefit of creditors, or the failure by Hillhaven, Northwest, Pasatiempo or the Seller generally to pay its debts as such debts become due, or the taking of any action by Hillhaven, Northwest, Pasatiempo or the Seller in furtherance of any of the foregoing;

                         (e)  the Issuer is or becomes an "investment
               company" within the meaning of the Investment Company Act of 1940, as amended; or the Issuer or any of its Securities becomes subject to a registration requirement under any Applicable Securities Law;

                         (f) a Servicing Default shall have occurred and be continuing;

                         (g)  an Event of Default under the Liquidity
               Agreement shall have occurred and be continuing;

                         (h)  Issuer Equity is at any time less than zero;
               or

                         (i)  the consolidated net worth (the sum of
               (A) the consolidated common stockholder's equity minus
               (B) to the extent included in determining such consolidated common stockholder's equity (i) goodwill and (ii) general intangibles) of Hillhaven and its consolidated subsidiaries as at the end of any fiscal quarter shall be less than $150,000,000 and such condition shall continue unremedied for a period of 30 days.

                    "Applicable Securities Law" shall mean any of: (i) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, (ii) all state securities and "blue sky" laws; or
          (iii) any other Requirement of Law imposed by the United States or any Governmental Authority thereof or therein pertaining to the distribution, investment, holding or disposition of securities.

                    "Authorized Officer" shall mean (i) the President, any Vice President, the Secretary or the Treasurer of the Master Servicer or any Servicer, as the case may be, or (ii) any other person duly authorized by the Master Servicer or any Servicer, as the case may be, to perform any act or discharge any duty in connection with the execution, issuance, and delivery of this Agreement and the transactions contemplated hereby.

                    "Balance" shall mean, at the time of reference with respect to any Receivable, the outstanding balance of such Receivable.


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                    "Business Day" shall mean any day other than a
          Saturday, a Sunday or a day on which banking institutions or trust companies in Seattle or Tacoma, Washington, Los Angeles, California or Pittsburgh, Pennsylvania are authorized or obligated by law, regulation or executive order to remain closed.

                    "Closing Date" shall mean, with respect to matters arising under the Original Master Sale and Servicing Agreement, the date designated as such by the Seller thereunder and on which the conditions specified thereunder were satisfied, and with respect to matters arising on and after the date hereof, the date designated as such by the Seller pursuant to Section 2.1(b) by notice in writing to the Issuer, and on which the conditions specified in Schedule I are satisfied.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations (including, without limitation, temporary and proposed regulations) thereunder.

                    "Collateral Account" shall have the meaning specified in Section 6.1.

                    "Collateral Agent" shall mean Seattle-First National Bank or any successor Collateral Agent under the Pledge
          Agreement.

                    "Collection Account" shall have the meaning specified in Section 6.1.

                    "Collection Period" shall mean each calendar month during the term of this Agreement; provided, that, the initial Collection Period shall commence on the Closing Date and end on the last day of the calendar month immediately following the calendar month in which the Closing Date occurs.

                    "Collections" shall mean, in each case regardless of the form of payment: (i) all payments in respect of Purchased Receivables; (ii) all payments of the Repurchase Price under
          Section 2.2 or 5.4; and (iii) all adjustments pursuant to Sections 6.6(i) and 6.7.

                    "Confirming Assignment" shall have the meaning specified in Section 2.1(e).

                    "Contractual Obligation" shall mean, as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or undertaking of any kind to which such Person is a party or by which it or any of its property is bound.

                    "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Hillhaven, are treated as a single employer under
          Section 414(b) or 414(c) of the Code.

                    "Credits Outstanding" shall mean, on any date, the aggregate principal amount of Liquidity Loans then outstanding.


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                    "Daily Facility Costs" shall mean, for each day, the
          aggregate of:

                         (i) all interest expense of the Issuer accruing for such day with respect to all Liquidity Loans, plus

                         (ii) all interest expense of the Issuer accruing for such day with respect to the Purchase Money Note and the Hillhaven Note, plus

                         (iii)  all liabilities of the Issuer for
               commitment, facility and other fees accruing for such day pursuant to the Liquidity Agreement, plus

                         (iv) the sum of all amounts payable by the Issuer on (or accruing for) such day with respect to the transactions contemplated hereby and by the Liquidity Agreement and the Related Documents in respect of the following: (1) fees and expenses of the Collateral Agent,
               (2) legal, auditing, printing, reproduction and closing fees and expenses, (3) auditors', accountants' and attorneys' fees and expenses, (4) franchise, income and other taxes of the Issuer, (5) Servicing Fees, (6) without duplication, all other amounts (including, without limitation, fees, indemnities, expenses, prepayment premiums and compensation in respect of increased costs or capital adequacy) of any kind or description under the Liquidity Agreement or any Related Document and (7) any other administrative fees and expenses incurred by the Issuer not exceeding $50,000 for any one item of such administrative fees and expenses referred to in this subclause (7) and not exceeding $100,000 in the aggregate for each successive twelve-month period for all such items of administrative fees and expenses referred to in this subclause (7).

                    "Daily Report" shall mean the report in the form attached as Exhibit I.

                    "Date of Processing" shall mean, with respect to any Receivable, the Business Day on which such Receivable is first recorded by input in the respective Servicer's computerized customer record file (without regard to the effective date of such recordation).

                    "Defaulted Receivable" shall mean each Purchased Receivable, other than an Ineligible Receivable, which the respective Servicer has written off as uncollectible in accordance with such Servicer's customary and usual servicing procedures for servicing Receivables comparable to the Purchased Receivables; provided, that, no Purchased Receivable which has been written off or compromised as permitted by Section 4.1(j), 4.3(j) or 4.4(j) (whether or not a payment in respect thereof is required under Section 6.7) shall be a Defaulted Receivable. Subject to the foregoing, a Receivable shall become a Defaulted Receivable on the date on which such Receivable is recorded as written off on the respective Servicer's computerized customer record file.


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                    "Discount Factor" shall mean 98.6%.

                    "Dollars" and "$" mean lawful currency of the United
          States.

                    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    "Excluded Facilities" shall mean those facilities of the Seller, Northwest or Pasatiempo at which are originated Agency Receivables with respect to which the Seller is unable to convey to the Issuer title that is free and clear of all Liens. The Excluded Facilities on the Execution Date are listed in
          Schedule III; subsequent to the Execution Date, "Excluded Facilities" shall mean those facilities listed in Schedule III, as amended, supplemented or modified from time to time in writing by notice from the Issuer to the Liquidity Agent Bank and the Collateral Agent.

                    "Execution Date" shall mean April 29, 1994, the date this Agreement is executed and delivered by the parties hereto.

                    "Governmental Authority" shall mean any nation or state or any political subdivision thereof and any person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court or tribunal.

                    "Hillhaven Note" shall mean the subordinated promissory note of the Issuer to Hillhaven, in substantially the form of Exhibit G hereto, which Note shall evidence any advances made to the Issuer by Hillhaven.

                    "Ineligible Receivable" shall mean any Receivable:

                         (a)  which is not denominated and payable solely
               (i) in Dollars, (ii) in the continental United States, and
               (iii) by an Obligor which is a United States Person;

                         (b) which was not originated by the Seller (or, in the case of Northwest Receivables or Pasatiempo Receivables, by Northwest or by Pasatiempo, as the case may
               be) in compliance with all Requirements of Law and Contractual Obligations applicable to the Seller, Northwest or Pasatiempo, as the case may be, or to the respective Receivable; or was not properly entered into consistent with the Seller's (or, in the case of Northwest Receivables or Pasatiempo Receivables, Northwest's or Pasatiempo's, as the case may be) usual and customary credit policies, practices and procedures;

                         (c) with respect to which any consent, license, approval or authorization of, or filing, registration or declaration with, any Governmental Authority or other Person required to be obtained, effected or given in connection with the creation of such Receivable or its transfer to the Issuer pursuant hereto (or in the case of Northwest Receivables or Pasatiempo Receivables, its transfer to the Seller pursuant to the Northwest Agreement or the Pasatiempo
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               Agreement, as the case may be) or its pledge pursuant to the
               Pledge Agreement, has not been duly obtained, effected or given or is not irrevocable and in full force and effect;

                         (d) as to which, at the time of the transfer of such Receivable to the Issuer, the Seller was not the sole owner thereof or did not have good and marketable title thereto free and clear of all Liens;

                         (e) which is not the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms;

                         (f) which does not constitute either an "account" or a "general intangible" under and as defined in Article 9 of the UCC;

                         (g) which at the time of its transfer to the Issuer had been (or subsequent thereto becomes) waived or modified in any respect except as permitted under this Agreement;

                         (h) which is subject to any right of rescission, setoff, counterclaim or defense;

                         (i) as to which the Seller (or, in the case of Northwest Receivables or Pasatiempo Receivables, any of the Seller, Pasatiempo or Northwest) has done anything, at the time of transfer (or subsequent thereto), to impair the rights of the Issuer (or of the Seller) except as permitted under this Agreement;

                         (j) that is the subject of any material dispute as to whether the services which were the subject of the Purchased Receivables were properly rendered between the related Obligor and the Seller (or, in the case of Northwest Receivables or Pasatiempo Receivables, between the related Obligor and any of the Seller, Pasatiempo or Northwest);

                         (k) becomes a Purchased Receivable following the Seller (or the respective Servicer or the Master Servicer) having determined that the related Obligor (i) is bankrupt or insolvent or (ii) is the Obligor on another Purchased Receivable which is a Defaulted Receivable;

                         (l)  is not an Agency Receivable;

                         (m)  as to which any of the applicable
               representations and warranties set forth in Section 3.2 hereof are not true and correct on and as of all times prior to the payment and satisfaction in full of such Receivable; or

                         (n)  which was originated by the Seller (or
               in the case of Northwest Receivables or Pasatiempo Receivables, any of the Seller, Pasatiempo or
               Northwest) as part of a Medicaid program in which the Seller, Northwest or Pasatiempo, as the case may be, shall have been disqualified by any Governmental
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               Authority, or with respect to which any Governmental
               Authority shall have commenced a proceeding or given notice of its intent to commence a proceeding seeking such a disqualification, whether or not such program shall have been disqualified or proceeding commenced prior to or subsequent to origination of such Receivable; or which is defined as an Account Ineligible for Borrowing under the Borrowing Plan attached as Exhibit A to the Liquidity Agreement.

                    "Issuer Accounts" shall have the meaning specified in
          Section 6.1.

                    "Issuer Equity" shall mean on any date, in each case for the period beginning on the incorporation date of the Issuer and ending as of the close of business on such date: (A) the sum of (i) the aggregate cash received by the Issuer as the subscription price for its stock or as a contribution to capital plus (ii) the cumulative net income of the Issuer minus (B) the aggregate amount of Restricted Payments paid by the Issuer.

                    "JCAHO" shall mean the Joint Commission on the Accreditation of Healthcare Organizations and any successor thereto.

                    "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

                    "Liquidity Agent Bank" shall mean Bank of America National Trust and Savings Association, or any successor Agent as defined in the Liquidity Agreement.

                    "Liquidity Agreement" shall mean the Amended and Restated Liquidity Agreement, dated as of the date hereof, among the Issuer, the Liquidity Banks, the Liquidity Agent Bank, and the Collateral Agent as from time to time amended, supplemented or modified.

                    "Liquidity Banks" shall mean the Banks as defined in the Liquidity Agreement.

                    "Liquidity Facility Termination Date" shall mean, at any time, the then current Expiration Date as defined in the Liquidity Agreement.

                    "Liquidity Loans" shall mean the loans made by the Liquidity Banks to the Issuer under the Liquidity Agreement.

                    "Master Servicer" shall mean Hillhaven or any successor Master Servicer pursuant hereto.
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                    "Medicaid Receivable" shall mean any Receivable with
          respect to which the Obligor is a state Governmental Authority (or agent thereof) obligated to pay, pursuant to federal and state Medicaid program statutes and regulations, for services rendered to eligible beneficiaries thereunder and not in contra-vention of any statute or regulation applicable thereto.

                    "Minimum Equity Percentage" shall mean, on any date on or after a Settlement Date but prior to the next succeeding Settlement Date, the percentage change (stated as a positive number) from Line 12 (Total Borrowing Base) to Line 8 (Total Assigned Accounts Outstanding, this certificate) of the Borrowing Base Certificate as presented to the Banks on the immediately preceding Settlement Date.
                    "Minimum Issuer Equity" shall mean, on any date, the product of (i) the Credits Outstanding on such date multiplied by
          (ii) the Minimum Equity Percentage on such date, but in no event less than zero; provided, that on any date that there are Credits Outstanding, the Minimum Issuer Equity shall be at least $1,000,000.

                    "Northwest Agreement" shall mean the amended and restated Agreement, dated the date hereof, between the Seller and Northwest, in substantially the form of Exhibit A hereto, as amended, supplemented or modified from time to time.

                    "Northwest Confirming Assignment" shall have the meaning specified in Section 2.1(e).

                    "Northwest Receivable" shall mean Northwest's patient accounts (and any and all rights to receive payments due or to become due thereon and any direct or indirect Proceeds thereof) sold to the Seller pursuant to the Northwest Agreement.

                    "Novation Agreement" shall mean the Novation Agreement dated as of the date hereof by and among the Issuer, Banque Indosuez, New York Branch, Banque Nationale de Paris, San Francisco Agency, and the Liquidity Banks.

                    "Obligor" shall mean with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

                    "Officer's Certificate" shall mean, with respect to any Person, a certificate signed by a duly authorized officer of such Person.

                    "Opinion of Counsel" shall mean a favorable written opinion of counsel, who, unless otherwise specified, may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Liquidity Agent Bank.

                    "Pasatiempo Agreement" shall mean the amended and restated Agreement, dated the date hereof, between the Seller and Pasatiempo, in substantially the form of Exhibit B hereto, as amended, supplemented or modified from time to time.

                    "Pasatiempo Confirming Assignment" shall have the meaning specified in Section 2.1(e).

                    "Pasatiempo Receivable" shall mean Pasatiempo's patient accounts (and any and all rights to receive payments due or to become due thereon and any direct or indirect Proceeds thereof) sold to the Seller pursuant to the Pasatiempo Agreement.

                    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                    "Person" shall mean any individual, estate, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                    "Plan" shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                    "Pledge Agreement" shall mean the Amended and Restated Pledge and Security Agreement, dated as of the date hereof, between the Issuer and the Collateral Agent, in the form of Exhibit C to the Liquidity Agreement, as from time to time amended, supplemented or modified.

                    "Proceeds" shall have the meaning set forth in
          Section 9-306 of the UCC and shall include, without limitation, any and all proceeds of any applicable insurance, indemnity, warranty or guaranty, any and all payments (in any form whatsoever) made or due and payable from time to time in connection with the requisition, confiscation, condemnation, seizure or foreclosure by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority), and all other amounts from time to time payable under or in connection with any of the Receivables, in each case wherever located or deposited.

                    "Purchase Money Note" shall mean the unsecured short-term purchase money obligation of the Issuer, substantially in the form of Exhibit H hereto.

                    "Purchase Price" shall mean, on any date, with respect to any Receivable, the product of its then outstanding Balance and the Discount Factor.

                    "Purchased Receivable" shall mean any Agency Receivable (including, without limitation, any Re-eligible Receivable) purchased by the Issuer hereunder or under the Original Master Sale and Servicing Agreement.

                    "Receivables" shall mean each of (i) the Seller's patient accounts, (ii) Northwest Receivables, (iii) Pasatiempo Receivables, (iv) any and all rights to receive payments due or to become due on any thereof, and (v) any direct or indirect Proceeds of any thereof.

                    "Receivables Information" shall mean all information concerning the Purchased Receivables at any time or from time to time provided, either orally or in writing (including by microfilm or microfiche), by or on behalf of the Seller, Northwest or Pasatiempo or any of their respective affiliates to the Liquidity Agent Bank.

                    "Records" shall mean all ledger sheets, files, records, documents, computer tapes and correspondence, whether presently existing or hereafter created pertaining to any Purchased Receivables.

                    "Re-eligible Receivable" shall mean any Ineligible Receivable which, following repurchase thereof by the Seller, has ceased to be an Ineligible Receivable.

                    "Reference Rate" shall mean, on any day, the rate of interest publicly announced by the Liquidity Agent Bank in Los Angeles, California, from time to time in its sole discretion as its Reference Rate, and may not be the lowest rate charged to its customers. Loans may be priced at, above or below the Reference Rate, which is merely a reference rate with respect to which effective rates of interest are calculated.

                    "Regional Center" shall mean the center at which Records pertaining to the Purchased Receivables are maintained. As of the Execution Date, the Regional Center shall mean the center located at 1149 Market Street, Tacoma, Washington 98402 or any other center as shall subsequently be designated by the Seller in a written notice to the Liquidity Agent Bank, the Collateral Agent and the Issuer.

                    "Regulatory Change" shall mean any change after the date hereof in any Requirement of Law or any interpretation, directive or request of or by any Governmental Authority - (whether or not having the force of law) or in the interpretation or administration of any or all thereof.

                    "Related Documents" shall mean this Agreement, the Northwest Agreement, the Pasatiempo Agreement, the Liquidity Agreement, the Pledge Agreement, the Purchase Money Note, the Hillhaven Note, and the Novation Agreement, in each case, as from time to time amended, supplemented or modified.

                    "Repurchase Price" shall mean, on any date, with respect to any Purchased Receivable, an amount equal to the then Balance of such Purchased Receivable.

                    "Required Liquidity Banks" shall have the meaning set forth for Required Banks in the Liquidity Agreement.

                    "Requirement of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, judgment, injunction, order, decree or other determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                    "Restricted Payment" shall have the meaning set forth in the Liquidity Agreement.

                    "Security" shall have the meaning ascribed in
          Section 2(1) of the Securities Act of 1933, as amended.

                    "Servicing Default" shall have the meaning specified in
          Section 9.1.

                    "Servicing Fees" shall have the meaning specified in
          Section 5.2.

                    "Settlement Date" shall mean the 23rd calendar day of each month during the term of this Agreement (commencing with the calendar month immediately following the end of the initial Collection Period) or, if any such day is not a Business Day, the next succeeding Business Day.

                    "Settlement Statement" shall mean the monthly settlement statement in the form of Exhibit C to be delivered by the Master Servicer pursuant to Section 6.6.

                    "Successor Master Servicer" shall have the meaning specified in Section 9.2(a) hereof.

                    "Successor Servicer" shall have the meaning specified in Section 9.2(a) hereof.

                    "Termination Notice" shall have the meaning specified in Section 9.1.

                    "Transfer Termination Date" shall mean the earliest to occur of (i) the Business Day following the day on which an Amortization Event occurs; provided, that from and after the date that any Amortization Event is no longer continuing, the Transfer Termination Date shall be deemed not to have occurred, (ii) the 120th day prior to the Liquidity Facility Termination Date or
          (iii) the date of any termination pursuant to Section 2.3.

                    "UCC" unless the context otherwise requires, shall mean the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                    "United States Person" means (i) in the case of a natural Person, a Person who is a citizen or permanent resident of, and whose permanent residence is in, the United States; and
          (ii) otherwise, a Person organized under the laws of, and whose principal place of business and the location of whose principal assets is located in, the United States.

               Section 1.2. Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.

                                      ARTICLE II

                                 SALES OF RECEIVABLES

               Section 2.1.  Sales of Receivables.

               (a) No Sale Prior to Closing Date. No sale of Agency Receivables shall occur hereunder prior to the Closing Date except such sales that have occurred in accordance with the Original Master Sales and Servicing Agreement.

               (b) Designation and Effectiveness of Closing Date. Following execution hereof, the Seller may send notice to the Issuer of a proposed Closing Date. If, on the proposed Closing Date, the conditions specified in Schedule I hereto have been satisfied, the Closing Date shall be deemed to have occurred on such proposed Closing Date for all purposes hereof and of the Related Documents.

               (c) On the Closing Date. The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer on the Closing Date (without any further action by the parties), without recourse (except as specifically provided herein), and the Issuer does hereby purchase from the Seller on the Closing Date, all right, title and interest of the Seller in, to and under its Agency Receivables existing at the Closing Date, together with all monies due or to become due and all amounts received with respect thereto and all Proceeds thereof, subject to the limitations and restrictions of Section 9.3 hereof.

               (d) After the Closing Date. On each Business Day after the Closing Date and prior to the Transfer Termination Date, the Seller shall, without any further action by itself or any other Person, sell, transfer, assign, set over and otherwise convey to the Issuer, and the Issuer, without further action by itself or any other Person, shall purchase from the Seller, all right, title and interest of the Seller in, to and under its Agency Receivables created (or acquired) subsequent to the last sale hereunder and in, to and under all of its Re-eligible Receivables which became Re-eligible Receivables subsequent to the last sale hereunder, together with all monies due or to become due and all amounts received with respect thereto and all Proceeds thereof, subject to the limitations and restrictions of Section 9.3 hereof.

               (e) General Provisions as to Transfers. (i) The Seller shall deliver to the Issuer on the Closing Date and on each Settlement Date a duly executed and appropriately completed Confirming Assignment (each, a "Confirming Assignment") in substantially the form of Exhibit D hereto; on the Closing Date and on each Settlement Date the Seller will deliver to the Issuer the duly executed and appropriately completed corresponding

          Northwest Confirming Assignments or Pasatiempo Confirming Assignments (each a "Northwest Confirming Assignment" or a "Pasatiempo Confirming Assignment," as the case may be), in substantially the forms of Exhibits E and F hereto, with respect to Northwest Receivables and Pasatiempo Receivables included in the Confirming Assignment then being delivered. Failure to deliver any such Confirming Assignment, Northwest Confirming Assignment or Pasatiempo Confirming Assignment shall not limit or otherwise affect the absolute conveyance of the Agency Receivables pursuant to Subsections (a) or (b) above, as the case may be.

                    (ii) In connection with the initial sale hereunder, the Seller, Northwest and Pasatiempo each agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to all of its Agency Receivables (now in existence or hereafter created, acquired or arising) meeting all requirements of applicable law in such manner and in such jurisdictions as are necessary to provide notice of the sale and assignment of its respective Agency Receivables to the Issuer (or, in the case of Northwest and Pasatiempo, to the Seller), and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Issuer and the Liquidity Agent Bank on or prior to the Closing Date.

                    (iii) In connection with each sale hereunder, the Seller further agrees, at its own expense: (x) on or prior to the date of such sale to indicate in its computer files (and, in the case of Northwest Receivables or Pasatiempo Receivables, to cause Northwest or Pasatiempo, as the case may be, to indicate in its computer files) that the Agency Receivables being sold or resold, as the case may be, on such date have been transferred to the Issuer pursuant to this Agreement, and (y) on a monthly basis, to generate a computer list identifying each of the Agency Receivables which has been sold or resold, as the case may be, and containing details as to the Obligors thereon and other relevant information which a prudent healthcare provider would maintain with respect to its patient accounts. The computer list(s) referred to in the preceding clause (y), shall be held in trust for the Issuer, the Liquidity Banks, the Collateral Agent and the Liquidity Agent Bank in separate containers (prominently marked to reflect the foregoing) and in safe places at the respective Regional Centers. The same shall be at all times open to inspection and audit by the Issuer, the Liquidity Agent Bank, the Liquidity Banks, the Collateral Agent and their respective representatives. During the continuance of an Amortization Event, all such list(s) shall, at the request of the Liquidity Agent Bank or the Collateral Agent be delivered to, or upon the direction of, the Liquidity Agent Bank or the Collateral Agent, as the case may be.

                    (f) (i) Payment of Purchase Price. The Purchase Price payable by the Issuer for the Purchased Receivables on the Closing Date shall be payable by Federal funds. The aggregate Purchase Price payable on the Closing Date with respect to Agency Receivables sold to the Issuer on the Closing Date under
          Section 2.1(a) will be calculated on an estimated basis. On the first Settlement Date, any discrepancies between actual Balances and estimated Balances shall be adjusted as part of the regular adjustment process specified in Section 6.6.

                         (ii) The Purchase Price payable by the Issuer for the Purchased Receivables being purchased on any Business Day after the Closing Date shall be paid to the Seller in cash (except to the extent the Purchase Money Note is used as permitted by Section 6.4).

                    (g) No Transfer of Liability. No sale pursuant hereto shall constitute or is intended to result in a creation or an assumption by the Issuer of any liability or obligation including, without limitation, any obligation to any Obligors of the Seller, any Servicer or any other Person in connection with the Receivables, pursuant to any Contractual Obligation relating thereto or in any other manner whatsoever.

               Section 2.2. Repurchase of Certain Purchased Receivables. In the event that (i) any Purchased Receivable is or becomes at any time an Ineligible Receivable or (ii) there is a breach of any representation, warranty or covenant under Section 3.1, 3.2, 3.4, 3.5, 4.1, 4.3 or 4.4 with respect to any Purchased Receivable which breach would have a material adverse effect on the interests of the Issuer or the Liquidity Banks in such Purchased Receivable, then, if the foregoing is continuing on the first Settlement Date occurring at least 30 days after the earlier to occur of the discovery of any such event by the Seller or receipt by the Seller of written notice of any such event given by the Issuer, the Master Servicer, the Liquidity Agent Bank or the Collateral Agent, the Seller shall repurchase all such Purchased Receivables by depositing in the Collection Account in immediately available funds an amount equal to the Repurchase Price for such Receivables. Any such repurchased Receivables shall be treated as if paid in full in the Collection Period in which such obligation to repurchase arises. Such Repurchase Price shall be treated as a collection of the related Purchased Receivables in the Collection Period in which the obligation to repurchase such Receivables arose and shall be applied in accordance with Article VI. Upon each repurchase by the Seller of such a Purchased Receivable, the Issuer hereby appoints the respective Servicer to effect, automatically and without further action on the Issuer's part, the sale, transfer, assignment, set over and other conveyance to the Seller on behalf of the Issuer, without recourse, representation or warranty, of all the right, title and interest of the Issuer in and to such Purchased Receivable, all monies due or to become due with respect thereto, and all Proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Purchased Receivable pursuant to this subsection. The obligation of the Seller to repurchase any such Purchased Receivable pursuant to this
          Section 2.2 shall survive the termination of this Agreement. The parties intend that this Section 2.2 not be applied to provide direct or indirect assurance to the Issuer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by the Obligor on, or the uncollectability of, any Purchased Receivable.

               Section 2.3. Termination. The Seller may, upon 30 days prior written notice to the Issuer and the Liquidity Agent Bank, terminate its right and obligation to sell Receivables to the Issuer hereunder. Upon the effectiveness of such termination, the provisions of this Agreement pertaining to purchases under
          Section 2.1(b) of the Seller's Receivables shall terminate. All other provisions hereof, including, without limitation, all other obligations of the Seller hereunder, shall remain in effect.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

               Section 3.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date hereof and as of each date on which any Receivables are sold hereunder that:

                         (a)  Organization, Good Standing and Due
               Qualification. The Seller is duly organized and validly existing in good standing under the laws of its state of incorporation, and has, in all material respects, full corporate power, authority and legal right to own its property and conduct its business as contemplated by the Related Documents and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Related Documents to which it is, or is to be, a party. The Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Seller's ability to perform its obligations under the Related Documents to which it is, or is to be, a party. The Seller is a direct or indirect wholly owned subsidiary of Hillhaven.

                         (b)  Due Authorization.  The execution and
               delivery of the Related Documents to which it is, or is to be, a party by the Seller and the consummation of the transactions provided for therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

                         (c) No Conflict. Except as would not affect the validity or enforceability of any Related Document or the Agency Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of the Seller or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Agency Receivables, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Contractual Obligation applicable to the Seller or any of its properties.

                         (d) No Violation. Except as would not affect the validity or enforceability of any Related Document or the Agency Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of the Seller or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Agency Receivables, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance thereof, the transactions contemplated hereby and thereby and the fulfillment of the terms thereof, will not conflict with or violate any Requirement of Law applicable to the Seller or any of its properties.

                         (e) No Proceedings. There are no proceedings or investigations, to the best knowledge of the Seller, pending or threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of any Related Document or the Agency Receivables, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Related Documents, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under the Related Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Related Document or the Agency Receivables, or (v) seeking to affect adversely the income tax attributes of the beneficial ownership interests in the Issuer under the United States federal, or any applicable state, income tax systems.

                         (f) No Default. Except as would not affect the validity or enforceability of any Related Document or the Agency Receivables, would not have a material adverse effect on the business, operations, assets or financial and other condition of the Seller or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Agency Receivables, the Seller is not in breach or default of any Contractual Obligation, and is not in violation of any Requirement of Law, applicable to it or its properties.

                         (g) Good Title. None of the Seller's Agency Receivables has been sold, assigned or pledged to any Person other than the Issuer. Immediately prior to their conveyance to the Issuer hereunder the Seller has good title thereto, free and clear of any Lien, and, as of each date Agency Receivables are sold hereunder, the Seller will have conveyed good title to such Agency Receivables to the Issuer free and clear of any Lien.

                         (h)  Sole Owner.  Immediately prior to their
               conveyance to the Issuer hereunder the Seller is the sole owner of all right, title and interest in and to the Purchased Receivables.

                         (i) Receivables Information. The Receivables Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Receivables Information, in light of the circumstances in which they were made, not misleading.

                         (j)  Place of Business.  The chief executive
               office of the Seller and location of the Records pertaining to its respective Receivables is the address listed for the Seller on Schedule II hereto.

                    The representations and warranties set forth in this
          Section 3.1 shall survive each sale and assignment of Agency Receivables to the Issuer hereunder, and termination of the rights and obligations of the Seller as a Servicer pursuant to
          Section 9.1.

               Section 3.2. Representations and Warranties of the Seller Relating to the Agreement and the Receivables. The Seller hereby represents and warrants to the Issuer that as of each date on which any Agency Receivables are sold hereunder or were sold under the Original Master Sale and Servicing Agreement:

                         (a) Validity. Each of this Agreement and the Confirming Assignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                         (b) Eligibility. No Purchased Receivable is an Ineligible Receivable.

                         (c) No Liens. Each Purchased Receivable has been conveyed to the Issuer free and clear of any Lien.

                         (d) Consents. With respect to each Purchased Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Issuer have been duly obtained, effected or given and are in full force and effect.

                         (e) Valid Transfer. This Agreement constitutes a valid sale, transfer and assignment to the Issuer of all right, title and interest in and to the Agency Receivables and the Proceeds thereof, subject to the limitations and restrictions of Section 9.3; or, if this Agreement is determined not to constitute a sale of such property, it constitutes a grant of a "security interest" in such property to the Issuer, which is enforceable against all Persons with respect to all Purchased Receivables and the Proceeds thereof. The Issuer has or will have, upon the filing of the financing statements described in Section 2.1, a first priority perfected ownership or security interest in all Purchased Receivables.

                         (f)  Compliance with Law.  All applicable
               Requirements of Law with respect to the Purchased Receivables, including without limitation any pertaining to the transfer thereof hereunder (or, in the case of Northwest Receivables or Pasatiempo Receivables, hereunder or under the Northwest Agreement or the Pasatiempo Agreement), have been complied with in all material respects.

          The representations and warranties set forth in this Section 3.2 shall survive each sale and assignment of the Agency Receivables to the Issuer, and termination of the rights and obligations of the Seller as a Servicer pursuant to Section 9.1.

               Section 3.3. Representation and Warranties of Hillhaven. Hillhaven hereby represents and warrants to the Issuer that, as of the date hereof and as of each date on which Agency
          Receivables are sold hereunder or were sold under the Original Master Sale and Servicing Agreement:

                         (a)  Organization, Good Standing and Due
               Qualification. Hillhaven is duly organized and validly existing in good standing under the laws of its state of incorporation, and has, in all material respects, full corporate power, authority and legal right to own its property and conduct its business as contemplated by this Agreement and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Hillhaven is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on Hillhaven's ability to perform its obligations under this Agreement.

                         (b)  Due Authorization.  The execution and
               delivery of this Agreement by Hillhaven and the consummation of the transactions provided for in this Agreement have been duly authorized by Hillhaven by all necessary corporate action on the part of Hillhaven.

                         (c) No Conflict. Except as would not affect the validity or enforceability of any Related Document or the Agency Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of Hillhaven or on its ability to perform its obligations under this Agreement and would not have a material adverse effect on the ownership or servicing of the Agency Receivables, the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation applicable to Hillhaven or any of its properties.

                         (d) No Violation. Except as would not affect the validity or enforceability of any Related Document or the Agency Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of Hillhaven or its ability to perform its obligations under this Agreement and would not have a material adverse effect on the ownership or servicing of the Agency Receivables, the execution and delivery of this Agreement, the performance of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or violate any Requirement of Law applicable to Hillhaven or any of its properties.

                         (e) No Proceedings. There are no proceedings or investigations, to the best knowledge of Hillhaven, pending or threatened against Hillhaven, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement,
               (iii) seeking any determination or ruling that would materially and adversely affect the performance by Hillhaven of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                         (f)  No Default.  Except as would not have a
               material adverse effect on the business, operations, assets or financial or other condition of Hillhaven or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Agency Receivables or the validity or enforceability of the Related Documents or the Agency Receivables, Hillhaven is not in breach or default of any Contractual Obligation, and is not in violation of any Requirement of Law, applicable to it or its properties.

               The representations and warranties set forth in this
          Section 3.3 shall survive each sale and assignment of Agency Receivables to the Issuer hereunder, and termination of the rights and obligations of Hillhaven as Master Servicer pursuant to Section 9.1.

               Section 3.4. Representations and Warranties of Northwest. Northwest hereby represents and warrants to the Issuer as of the date hereof and as of each date on which any Northwest
          Receivables are sold hereunder or were sold under the Original Master Sale and Servicing Agreement that:

                         (a)  Organization, Good Standing and Due
               Qualification. Northwest is duly organized and validly existing in good standing under the laws of its state of incorporation, and has, in all material respects, full corporate power, authority and legal right to own its property and conduct its business as contemplated by the Related Documents to which it is, or is to be, a party and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Related Documents to which it is, or is to be, a party. Northwest is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on Northwest's ability to perform its obligations under the Related Documents to which it is, or is to be, a party. Northwest is a direct or indirect wholly-owned subsidiary of the Seller.

                         (b)  Due Authorization.  The execution and
               delivery of the Related Documents to which it is, or is to be, a party by Northwest and the consummation of the transactions provided for in this Agreement have been duly authorized by Northwest by all necessary corporate action on the part of Northwest.

                         (c) No Conflict. Except as would not affect the validity or enforceability of any Related Document or the Northwest Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of Northwest or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Northwest Receivables, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Contractual Obligation applicable to Northwest or any of its properties.

                         (d) No Violation. Except as would not affect the validity or enforceability of any Related Document or the Northwest Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of Northwest or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Northwest Receivables, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated by the Related Documents to which it is, or is to be, a party, and the fulfillment of the terms thereof, will not conflict with or violate any Requirement of Law applicable to Northwest or any of its properties.

                         (e) No Proceedings. There are no proceedings or investigations, to the best knowledge of Northwest, pending or threatened against Northwest, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of any Related Document or the Northwest Receivables, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Related Documents to which it is, or is to be, a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by Northwest of its obligations under the Related Documents to which it is, or is to be, a party, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Related Document or the Northwest Receivables.

                         (f)  No Default.  Except as would not have a
               material adverse effect on the business, operations, assets or financial or other condition of Northwest or on its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Northwest Receivables or the validity or enforceability of the Related Documents or the Northwest Receivables, Northwest is not in breach or default of any Contractual Obligations, and is not in violation of any Requirement of Law, applicable to it or its properties.

                         (g)  Good Title.  None of Northwest's Agency
               Receivables has been sold, assigned or pledged to any Person other than the Seller and, pursuant hereto, the Issuer. Immediately prior to their conveyance to the Seller pursuant to the Northwest Agreement, Northwest has good title to all its Agency Receivables, free and clear of any Lien, and, as of each date Northwest Receivables are conveyed pursuant to the Northwest Agreement, Northwest will have conveyed good title to such Receivables to the Seller free and clear of any Lien.

                         (h)  Sole Owner.  Immediately prior to their
               conveyance to the Seller pursuant to the Northwest
               Agreement, Northwest is the sole owner of all right, title and interest in and to Northwest's Agency Receivables.

                         (i) Receivables Information. The Receivables Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Receivables Information, in light of the circumstances in which they were made, not misleading.

                         (j)  Place of Business.  The chief executive
               office of Northwest and location of the Records pertaining to its respective Receivables is the address listed for Northwest on Schedule II hereto.

                    The representations and warranties set forth in this
          Section 3.4 shall survive each sale and assignment of Agency Receivables to the Issuer, and termination of the rights and obligations of Northwest as a Servicer pursuant to Section 9.1.

               Section 3.5. Representations and Warranties of Pasatiempo. Pasatiempo hereby represents and warrants to the Issuer as of the date hereof and as of each date on which any Pasatiempo
          Receivables are sold hereunder that:

                         (a)  Organization, Good Standing and Due
               Qualification. Pasatiempo is duly organized and validly existing in good standing under the laws of its state of incorporation, and has, in all material respects, full corporate power, authority and legal right to own its property and conduct its business as contemplated by the Related Documents to which it is, or is to be, a party and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its Obligations under the Related Documents to which it is, or is to be, a party. Pasatiempo is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on Pasatiempo's ability to perform its obligations under the Related Documents to which it is, or is to be, a party. Pasatiempo is a direct or indirect wholly-owned subsidiary of the Seller.

                         (b)  Due Authorization.  The execution and
               delivery of the Related Documents to which it is, or is to be, a party by Pasatiempo and the consummation of the transactions provided for therein have been duly authorized by Pasatiempo by all necessary corporate action on the part of Pasatiempo.

                         (c) No Conflict. Except as would not affect the validity or enforceability of any Related Document or the Pasatiempo Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of Pasatiempo or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Pasatiempo Receivables, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Contractual Obligation applicable to Pasatiempo or any of its properties.

                         (d) No Violation. Except as would not affect the validity or enforceability of any Related Document or the Pasatiempo Receivables, would not have a material adverse effect on the business, operations, assets or financial or other condition of Pasatiempo or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Pasatiempo Receivables, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated by the Related Documents to which it is, or is to be, a party, and the fulfillment of the terms thereof, will not conflict with or violate any Requirement of Law applicable to Pasatiempo or any of its properties.

                         (e) No Proceedings. There are no proceedings or investigations, to the best knowledge of Pasatiempo, pending or threatened against Pasatiempo, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of any Related Document or the Pasatiempo Receivables, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Related Documents to which it is, or is to be, a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by Pasatiempo of its obligations under the Related Documents to which it is, or is to be, a party, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Related Document or the Pasatiempo Receivables.

                         (f)  No Default.  Except as would not have a
               material adverse effect on the business, operations, assets or financial or other condition of Pasatiempo or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Pasatiempo Receivables or the validity or enforceability of the Related Documents or the Pasatiempo Receivables, is not in breach or default of any Contractual Obligation, and is not in violation of any Requirement of Law, applicable to it or its properties.

                         (g) Good Title. None of Pasatiempo's Agency Receivables has been sold, assigned or pledged to any Person other than the Seller and, pursuant hereto, the Issuer. Immediately prior to their conveyance to the Seller pursuant to the Pasatiempo Agreement, Pasatiempo has good title to all its Agency Receivables, free and clear of any Lien, and, as of each date Pasatiempo Receivables are conveyed pursuant to the Pasatiempo Agreement, Pasatiempo will have conveyed good title to such Receivables to the Seller free and clear of any Lien.

                         (h)  Sole Owner.  Immediately prior to their
               conveyance to the Seller pursuant to the Pasatiempo Agreement, Pasatiempo is the sole owner of all right, title and interest in and to Pasatiempo's Agency Receivables.

                         (i) Receivables Information. The Receivables Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Receivables Information, in light of the circumstances in which they were made, not misleading.

                         (j)  Place of Business.  The chief executive
               office of Pasatiempo and location of the Records pertaining to its respective Receivables is the address listed for Pasatiempo on Schedule II hereto.

               The representations and warranties set forth in this
          Section 3.5 shall survive each sale and assignment of Agency Receivables to the Issuer, and termination of the rights and obligations of Pasatiempo as a Servicer pursuant to Section 9.1.

                                      ARTICLE IV

                                      COVENANTS

               Section 4.1. Covenants of the Seller. The Seller hereby covenants that:

                         (a)  Receivables Not To Be Evidenced by
               Instruments. The Seller will take no action to cause any Receivables to be evidenced by any instrument (as defined in the UCC).


                         (b)  No Liens.  The Seller will not create,
               permit or suffer to exist, and will defend the Issuer's rights to Purchased Receivables against, and take such other actions as are necessary to remove, any Lien, claim or right in, to or on any Purchased Receivables, and will defend the right, title and interest of the Issuer in and to the Purchased Receivables against the claims and demands of all Persons whomsoever, other than the Liens created hereby and by the Pledge Agreement.

                         (c)  Status of Receivables.  The Seller will
               comply in all material respects with all Contractual Obligations applicable to the Seller or to the Purchased Receivables or any part thereof.

                         (d)  Corporate Existence.  The Seller will
               keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation (unless it becomes organized under the laws of any other state or of the United States of America, in which case the Seller will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction), will preserve and maintain its licenses, permits and other authorizations necessary for the conduct of its business and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                         (e) Indemnity. In any suit, proceeding or action brought by the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer for any sum owing with respect to a Purchased Receivable, the Seller will save, indemnify and keep the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be, harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever under such Purchased Receivable, arising out of a breach by the Seller of any obligation under such Purchased Receivable or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of a patient or provider or its successor from the Seller, and all such obligations of the Seller shall be and remain enforceable against and only against the Seller, and shall not be enforceable against the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be. The parties intend that this Subsection (e) not be applied to provide direct or indirect assurance to the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Purchased Receivable.

                         (f) Compliance with Law. The Seller will comply, in all material respects, with all Requirements of Law applicable to it or to the Purchased Receivables or any part thereof.

                         (g) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Seller insofar as they relate to the Purchased Receivables, and the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Seller agrees to render to the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives, at the Seller's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, the Master Servicer, the Liquidity Agent Bank and the Liquidity Banks each acknowledges that in exercising its rights and privileges conferred in this
               Section 4.1(g) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Seller has a proprietary interest. The Issuer, the Master Servicer, the Liquidity Agent Bank and the Liquidity Banks each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (i) it shall retain in confidence and shall use its best efforts to ensure that its representatives retain in confidence and will not disclose without the prior written consent of the Seller any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its best efforts to ensure that its representatives will not, make any use whatsoever (other than for the purposes contemplated by the Related Documents) of any of such information, practices, books, correspondence and records without the prior written consent of the Seller, unless such information is generally available to the public or is required by law to be disclosed.

                         (h) Change of Location. The Seller will not, without providing 20 days notice to the Issuer, the Collateral Agent and the Liquidity Agent Bank and without filing such amendments to any previously filed financing statements as the Issuer, the Liquidity Agent Bank and the Collateral Agent may require, (i) change the location of its chief executive office or of any Regional Center or the location of the offices where the Records relating to the Receivables are kept or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Seller in accordance herewith seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the UCC.

                         (i)  Payor Contracts.  Subject to compliance with
               Section 4.1(j), the Seller may change the terms of the payor contracts and agreements relating to the Purchased Receivables (or any part thereof) or its policies and procedures with respect to the servicing thereof (including without limitation the amount and timing of finance charges, fees and write-offs) if such change would not, in the reasonable belief of the Seller and the Master Servicer, cause an Amortization Event to occur.

                         (j)  Nonimpairment of Purchased Receivables.
               Except as permitted by Section 6.7, the Seller will not take or omit to take any action, or permit any Servicer or the Master Servicer to take or omit to take any action, which action or omission would materially reduce or impair the rights of the Issuer or the Liquidity Banks with respect to any Purchased Receivable. Without limiting the generality of the foregoing, the Seller shall not take any of the following actions, or permit any Servicer or the Master Servicer to take any of the following actions:

                              (i)  rescind, cancel or modify any provision
                    of any Purchased Receivable;

                              (ii)  waive any right with respect to any
                    Purchased Receivable; or

                              (iii) take or omit to take any action which
                    might subject any Purchased Receivable to offset, counterclaim, deduction or defense.

               Notwithstanding the foregoing, the Seller may adjust or write-off the amount of any Purchased Receivable if such adjustment is determined by the Seller to be desirable and appropriate based on the same standards the Seller would apply had it not sold such Receivable hereunder but continued to hold such Receivable for its own account.

                         (k) Obligations. The Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Purchased Receivable and will do nothing to impair the rights of the Issuer therein except as otherwise expressly permitted in this Agreement.

                         (l) Subordinated Debt. The Seller agrees that the indebtedness owing from the Issuer to the Seller under the Purchase Money Note shall be subordinated to the indebtedness owed to the Liquidity Banks in accordance with the terms of such Note in effect as of the date hereof.

               Section 4.2. Covenants of Hillhaven. Hillhaven hereby covenants that:

                         (a)  Financial Statements.

                              (i)  Hillhaven will assure that (A) its
                    consolidated financial statements will reflect, by footnote or otherwise, the separate existence of the Issuer, the extent of its separate assets and the unavailability of those assets to satisfy claims of the creditors of Hillhaven or any Affiliate other than the Issuer (as well as the fact that the Purchased Receivables generated by Pasatiempo, Northwest and First Healthcare are owned by the Issuer and are unavailable to the creditors of Pasatiempo, Northwest and First Healthcare); and (B) any separate financial statements of the Seller, Northwest or Pasatiempo, reflect, by footnote or otherwise, the ownership of the Purchased Receivables by the Issuer.

                              (ii)  Hillhaven will deliver to the Issuer
                    and the Liquidity Agent Bank:

                                   (A)  as soon as available and in any
                    event within 90 days after the end of each fiscal year of Hillhaven, a consolidated balance sheet of Hillhaven and its consolidated subsidiaries as at the end of such year and consolidated statements of income and cash flows of Hillhaven and its consolidated subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated figures for the preceding fiscal year, certified by a firm of independent public accountants of nationally recognized standing;

                                   (B)  as soon as available and in any
                    event within 60 days after the end of each of the first three quarters of each fiscal year of Hillhaven, its unaudited consolidated balance sheet and the related unaudited statements of income and cash flows for such quarter, certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of Hillhaven;

                                   (C)  simultaneously with the delivery of
                    each set of financial statements referred to in clause (A) above, a statement of the chief financial officer of Hillhaven to the effect that nothing has come to his attention to cause him to believe that there existed on the date of such statements any Amortization Event or event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event;

                                   (D)  forthwith upon the occurrence of
                    any Amortization Event or event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event or upon becoming aware that any of the representations and warranties contained in Article III have ceased to be true and correct, a certificate of the president, any vice president or the chief financial officer or the chief accounting officer of Hillhaven setting forth the details thereof and the action which Hillhaven is taking or proposes to take with respect thereto;

                                   (E)  if and when any member of the
                    Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                                   (F)  from time to time such additional
                    information regarding the financial position or business of Hillhaven and its subsidiaries as the Liquidity Agent Bank may reasonably request.

                         (b) Lines of Business. Hillhaven will not, and will not permit any subsidiary to, enter into any new line of business (which is materially different from, or unrelated to, the lines of business respectively conducted by them) or change materially the nature of the business respectively conducted by them on the date hereof.

                         (c) Performance of Obligations; Compliance with Law. Hillhaven will, and will cause each subsidiary to, comply in all material respects with their respective Contractual Obligations and with all applicable Requirements of Law.

                         (d) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of Hillhaven insofar as they relate to Purchased Receivables, and the Issuer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and Hillhaven agrees to render to the Issuer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives, at Hillhaven's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, the Liquidity Agent Bank and the Liquidity Banks each acknowledges that in exercising its respective rights and privileges conferred in this Section 4.2(d) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which Hillhaven has a proprietary interest. The Issuer, the Liquidity Agent Bank and the Liquidity Banks each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (i) it shall retain in confidence and shall use its best efforts to ensure that its representatives retain in confidence and will not disclose without the prior written consent of Hillhaven any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its best efforts to ensure that its representatives will not, make any use whatsoever (other than for the purposes contemplated by the Related Documents) of any of such information, practices, books, correspondence and records without the prior written consent of Hillhaven, unless such information is generally available to the public or is required by law to be disclosed.

                         (e) Corporate Formalities. Hillhaven will, and will cause its Affiliates to, comply with the provisions of
               Section 7.13(b) of the Liquidity Agreement (to the extent the same relate to Hillhaven and its Affiliates).

                         (f) Subordinated Debt. Hillhaven agrees that the indebtedness owing from the Issuer to Hillhaven under the Hillhaven Note shall be subordinated to the indebtedness owed to the Liquidity Banks in accordance with the terms of such Note in effect as of the date hereof.

               Section 4.3. Covenants of Northwest. Northwest hereby covenants that:

                         (a)  Receivables Not to Be Evidenced by
               Instruments. Northwest will take no action to cause any Northwest Receivable to be evidenced by any instrument (as defined in the UCC).

                         (b) No Liens. Northwest will not create, permit or suffer to exist, and will defend the Issuer's rights to its respective Purchased Receivables against, and take such other actions as are necessary to remove, any Lien, claim or right in, to or on any Purchased Receivables, and will defend the right, title and interest of the Issuer in and to the Purchased Receivables against the claims and demands of all Persons whomsoever, other than the Liens created hereby and by the Pledge Agreement.

                         (c)  Status of Receivables.  Northwest shall
               comply in all material respects with all Contractual Obligations applicable to Northwest or the Northwest Receivables or any part thereof.

                         (d)  Corporate Existence.  Northwest will
               keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation (unless it becomes organized under the laws of any other state or of the United States of America, in which case Northwest will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction), will preserve and maintain its licenses, permits and other authorizations necessary for the conduct of its business and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                         (e) Indemnity. In any suit, proceeding or action brought by the Collateral Agent, the Liquidity Agent Bank, the Liquidity Banks or the Issuer for any sum owing with respect to a Northwest Receivable, Northwest will save, indemnify and keep the Collateral Agent, the Liquidity Agent Bank, the Liquidity Banks or the Issuer, as the case may be, harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever under such Northwest Receivable, arising out of a breach by Northwest of any obligation under such Northwest Receivable or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of a patient or provider or its successor from Northwest, and all such obligations of Northwest shall be and remain enforceable against and only against Northwest, and shall not be enforceable against the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be. The parties intend that this Subsection (e) not be applied to provide direct or indirect assurance to the Collateral Agent, the, Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Purchased Receivable.

                         (f) Compliance with Law. Northwest will comply, in all material respects, with all Requirements of Law applicable to it or to the Northwest Receivables or any part thereof.

                         (g) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of Northwest insofar as they relate to Northwest Receivables, and the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and Northwest agrees to render to the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and its representatives, at Northwest's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, the Master Servicer, the Liquidity Agent Bank and the Liquidity Banks each acknowledges that in exercising their respective rights and privileges conferred in this Section 4.3(g) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which Northwest has a proprietary interest. The Issuer, the Master Servicer, the Liquidity Agent Bank and the Liquidity Banks each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (i) it shall retain in confidence and shall use its best efforts to ensure that its representatives retain in confidence and will not disclose without the prior written consent of Northwest any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its best efforts to ensure that its representatives will not, make any use whatsoever (other than for the purposes contemplated by the Related Documents) of any of such information, practices, books, correspondence and records without the prior written consent of Northwest, unless such information is generally available to the public or is required by law to be disclosed.

                         (h) Change of Location. Northwest will not, without providing 20 days notice to the Issuer, the Collateral Agent and the Liquidity Agent Bank and without filing such amendments to any previously filed financing statements as the Issuer, the Liquidity Agent Bank, and the Collateral Agent may require, (i) change the location of its chief executive office or of any Regional Center or the location of the offices where the Records relating to the Northwest Receivables are kept or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by Northwest in accordance herewith seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the UCC.

                         (i) Payor Contracts. Subject to Section 4.3(j), Northwest may change the terms of the payor contracts and agreements relating to Northwest Receivables (or any part thereof) or its policies and procedures with respect to the servicing thereof (including without limitation the amount and timing of finance charges, fees and write-offs) if such change would not, in the reasonable belief of Northwest and the Master Servicer, cause an Amortization Event to occur.

                         (j)  Nonimpairment of Purchased Receivables.
               Except as permitted by Section 6.7, Northwest will not take or omit to take any action, or permit any Servicer or the Master Servicer to take or omit to take any action, which action or omission would materially reduce or impair the rights of the Issuer and the Liquidity Banks with respect to any Purchased Receivable. Without limiting the generality of the foregoing, Northwest shall not take any of the following actions, or permit any Servicer or the Master Servicer to take any of the following actions:

                              (i)  rescind, cancel or modify any provision
                    of any Northwest Receivable;

                              (ii)  waive any right with respect to any
                    Northwest Receivable; or

                              (iii) take or omit to take any action which
                    might subject any Northwest Receivable to offset, counterclaim, deduction or defense.

               Notwithstanding the foregoing, Northwest may adjust or write-off the amount of any Purchased Receivable if such adjustment is determined by Northwest to be desirable and appropriate based on the same standards Northwest would apply had it not sold such Receivable hereunder but continued to hold such Receivable for its own account.

                         (k) Obligations. Northwest will duly fulfill all obligations on its part to be fulfilled under or in connection with each Northwest Receivable and will do nothing to impair the rights of the Issuer therein except as otherwise expressly permitted in this Agreement.

               Section 4.4. Covenants of Pasatiempo. Pasatiempo hereby covenants that:

                         (a)  Receivables Not To Be Evidenced by
               Instruments. Pasatiempo will take no action to cause any Pasatiempo Receivable to be evidenced by any instrument (as defined in the UCC).

                         (b) No Liens. Pasatiempo will not create, permit or suffer to exist, and will defend the Issuer's rights to its respective Purchased Receivables against, and take such other actions as are necessary to remove, any Lien, claim or right in, to or on any Purchased Receivables, and will defend the right, title and interest of the Issuer in and to the Purchased Receivables against the claims and demands of all Persons whomsoever, other than the Liens created hereby and by the Pledge Agreement.

                         (c) Status of Receivables. Pasatiempo shall comply in all material respects with all Contractual Obligations applicable to Pasatiempo or the Pasatiempo Receivables or any part thereof.

                         (d) Corporate Existence. Pasatiempo will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation (unless it becomes organized under the laws of any other state or of the United States of America, in which case Pasatiempo will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction), will preserve and maintain its licenses, permits and other authorizations necessary for the conduct of its business and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                         (e) Indemnity. In any suit, proceeding or action brought by the Collateral Agent, the Liquidity Agent Bank, the Liquidity Banks or the Issuer for any sum owing with respect to a Pasatiempo Receivable, Pasatiempo will save, indemnify and keep the Collateral Agent, the Liquidity Agent Bank or the Issuer, as the case may be, harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever under such Pasatiempo Receivable, arising out of a breach by Pasatiempo of any obligation under such Pasatiempo Receivable or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of a patient or provider or its successor from Pasatiempo, and all such obligations of Pasatiempo shall be and remain enforceable against and only against Pasatiempo, and shall not be enforceable against the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be. The parties intend this Subsection (e) not be applied to provide direct or indirect assurance to the Collateral Agent, the Liquidity Banks, the Liquidity Agent Bank or the Issuer, as the case may be, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Purchased Receivable.

                         (f) Compliance with Law. Pasatiempo will comply, in all material respects, with all Requirements of Law applicable to it or to the Pasatiempo Receivables or any part thereof.

                         (g) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of Pasatiempo insofar as they relate to Pasatiempo Receivables, and the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and Pasatiempo agrees to render to the Issuer, the Master Servicer, the Liquidity Agent Bank, the Liquidity Banks and their respective representatives, at Pasatiempo's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, the Master Servicer, the Liquidity Agent Bank and the Liquidity Banks each acknowledges that in exercising its rights and privileges conferred in this
               Section 4.4(g) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which Pasatiempo has a proprietary interest. The Issuer, the Master Servicer, the Liquidity Agent Bank and the Liquidity Banks each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (i) it shall retain in confidence and shall use its best efforts to ensure that its representatives retain in confidence and will not disclose without the prior written consent of Pasatiempo any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its best efforts to ensure that its representatives will not, make any use whatsoever (other than for the purposes contemplated by the Related Documents) of any of such information, practices, books, correspondence and records without the prior written consent of Pasatiempo, unless such information is generally available to the public or is required by law to be disclosed.

                         (h) Change of Location. Pasatiempo will not, without providing 20 days notice to the Issuer, the Collateral Agent and the Liquidity Agent Bank and without filing such amendments to any previously filed financing statements as the Issuer, the Liquidity Agent Bank, and the Collateral Agent may require, (i) change the location of its chief executive office or of any Regional Center or the location of the offices where the Records relating to the Pasatiempo Receivables are kept or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by Pasatiempo in accordance herewith seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the UCC.

                         (i) Payor Contracts. Subject to Section 4.4(j), Pasatiempo may change the terms of the payor contracts and agreements relating to Pasatiempo Receivables (or any part thereof) or its policies and procedures with respect to the servicing thereof (including without limitation the amount and timing of finance charges, fees and writeoffs) if such change would not, in the reasonable belief of Pasatiempo and the Master Servicer, cause an Amortization Event to occur.

                         (j)  Nonimpairment of Purchased Receivables.
               Except as permitted by Section 6.7, Pasatiempo will not take or omit to take any action, or permit any Servicer or the Master Servicer to take or omit to take any action, which action or omission would materially reduce or impair the rights of the Issuer and the Liquidity Banks with respect to any Purchased Receivable. Without limiting the generality of the foregoing, Pasatiempo shall not take any of the following actions, or permit any Servicer or the Master Servicer to take any of the following actions:

                         (i) rescind, cancel or modify any provision of any Pasatiempo Receivable;

                        (ii)  waive any right with respect to any
                    Pasatiempo Receivable; or

                       (iii) take or omit to take any action which might subject any Pasatiempo Receivable to offset, counterclaim, deduction or defense.

               Notwithstanding the foregoing, Pasatiempo may adjust or write off the amount of any Purchased Receivable if such adjustment is determined by Pasatiempo to be desirable and appropriate based on the same standards Pasatiempo would apply had it not sold such Receivable hereunder but continued to hold such Receivable for its own account.

                         (k) Obligations. Pasatiempo will duly fulfill all obligations on its part to be fulfilled under or in connection with each Pasatiempo Receivable and will do nothing to impair the rights of the Issuer therein except as otherwise expressly permitted in this Agreement.

                                      ARTICLE V

                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES

               Section 5.1. General. The Seller agrees to act as a Servicer under this Agreement with respect to the Purchased Receivables other than Northwest Receivables and Pasatiempo Receivables; Northwest agrees to act as a Servicer hereunder with respect to Northwest Receivables; Pasatiempo agrees to act as a Servicer hereunder with respect to Pasatiempo Receivables; Hillhaven agrees to act as Master Servicer hereunder; and the Issuer consents to the foregoing. Each Servicer shall service and administer its Purchased Receivables and shall collect payments due under its respective Purchased Receivables in accordance with its usual and customary servicing policies and procedures for servicing accounts comparable to such Purchased Receivables, and shall have full power and authority, acting alone or through any Person properly designated by it hereunder to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Each Servicer recognizes that the Master Servicer will be acting hereunder on the basis of information provided it by the respective Servicer; and each Servicer agrees to cooperate with the Master Servicer and, to the extent necessary, the other Servicers such that the Master Servicer's obligations hereunder may be fulfilled in a timely fashion.

               Section 5.2. Servicer Compensation. As compensation for its acting as Servicer hereunder, each Servicer shall be entitled to receive a Servicing Fee, payable monthly in arrears on each Settlement Date, of 1.0% per annum of the weighted average outstanding balance of the Purchased Receivables being serviced by such Servicer (collectively the "Servicing Fees").

               Section 5.3. Expenses. Each Servicer and the Master Servicer, respectively, shall pay out of its own funds all expenses incurred in connection with the servicing activities hereunder including, without limitation, expenses related to enforcement of the Purchased Receivables and the expenses of a firm of public independent accountants and all other fees and expenses, including but not limited to the costs of filing UCC continuation statements and preparing any certificates required hereunder or under any Related Document.

               Section 5.4. Repurchase by Servicers. In the event there is any breach of any of the representations, warranties or covenants of any Servicer contained in this Agreement, then if such breach or failure has a material adverse effect on the interests of the Issuer or the Liquidity Banks in such Purchased Receivables and if such event is continuing on the first Settlement Date occurring at least 30 days after the earlier to occur of (a) the discovery of such event by such Servicer or
          (b) receipt by such Servicer of written notice of such event given by the Liquidity Agent Bank or the Issuer, such Servicer shall purchase all of its respective Purchased Receivables as to which such event relates. The Servicer shall purchase a Purchased Receivable by making a deposit into the Collection Account in immediately available funds in an amount equal to the

          Repurchase Price for such Receivable. Such Repurchase Price shall be treated as a Collection of the related Purchased Receivables and shall be applied in accordance with Article VI. Upon each such purchase by the Servicer, the Issuer shall automatically and without further action be deemed to sell, transfer, assign and set over, and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Issuer in and to such Purchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any Purchased Receivable pursuant to this Section. The parties intend that this Section 5.4 not be applied to provide direct or indirect assurance to the Issuer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Obligor on, or the uncollectability of, any Purchased Receivable. The obligation to repurchase any such Purchased Receivable pursuant to this Section 5.4 shall survive the termination of this Agreement.

               Section 5.5.  Master Servicer.

               (a) General. To the extent not inconsistent with Requirements of Law, the Master Servicer shall assist the Servicers in the performance of their respective duties under this Article. In addition, the Master Servicer shall assist the Issuer and the Liquidity Agent Bank in monitoring compliance by the Seller, Northwest and Pasatiempo (and of their respective Purchased Receivables) with the requirements of this Agreement.

               (b) Settlement Statement. The Master Servicer, on the basis of information provided by the Servicers, will deliver appropriately completed Settlement Statements as provided in
          Section 6.6.

               Section 5.6. Notices to the Seller. In the event that the Seller, Northwest or Pasatiempo, as the case may be, is no longer acting as a Servicer or Hillhaven is no longer acting as Master Servicer hereunder, any Successor Servicer or Successor Master Servicer appointed pursuant to Section 9.2 shall deliver or make available to the Seller, Northwest, Pasatiempo or Hillhaven, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 5.4 and 5.5.

                                      ARTICLE VI

                              ALLOCATION AND APPLICATION
                                    OF COLLECTIONS

               Section 6.1. Establishment of Issuer Accounts; Investments. The Issuer shall, pursuant hereto and to the Pledge Agreement, establish and maintain at Pittsburgh National Bank, Pittsburgh, Pennsylvania in the joint names of the Issuer and the Collateral Agent two segregated deposit accounts (the "Collection Account" and the "Collateral Account" and, collectively, the "Issuer Accounts"). Under the Pledge Agreement, the Collateral Agent will appoint the Master Servicer to act as its non-exclusive agent in connection with any withdrawals or deposits from or to the Issuer Accounts required or permitted to be made by the Collateral Agent pursuant to the terms hereof or of the Pledge Agreement or as instructed in writing by the Collateral Agent from time to time.

               Section 6.2. Collections and Allocations. All collections shall be deposited (or caused to be deposited) by the respective Servicer in immediately available funds to the Collection Account within two Business Days of receipt thereof by such Servicer.
          Any Collections received by the Master Servicer shall be similarly so deposited. Pending such transfer, the respective Servicer or the Master Servicer, as the case may be, may deposit the same in a concentration account in which funds of Hillhaven and its subsidiaries may also be deposited; provided, that, each Servicer and the Master Servicer shall maintain records permitting a determination on a daily basis of the amount and location of all Collections which have been so deposited. In the event of the commencement of a bankruptcy, insolvency, reorganization or similar proceeding with respect to the Seller, Pasatiempo, Northwest or any Servicer or upon the receipt by the Seller, Pasatiempo, Northwest or any Servicer of notice from the Liquidity Agent Bank that an Event of Default under the Liquidity Agreement has occurred, then, immediately upon the occurrence of such event and thereafter, the Seller and the Servicers shall immediately remit (or cause to be remitted) all Collections on the Purchased Receivables directly to the Collateral Agent for deposit into the Collection Account, and in no event shall it thereafter commingle any such Collections with other funds or deposit any such collections thereafter into any account established, held or maintained by itself.

               Section 6.3. Application of Collection Account and Collateral Account.

               (a) Except during the continuation of an Amortization Event or following the occurrence of any event described in clause (ii) or (iii) of the definition of "Transfer Termination Date" (and subject to the other provisions of this Article VI), amounts on deposit in the Collection Account shall be applied on a daily basis in the following order:

                   (i) First, to pay interest then due and payable or overdue on Liquidity Loans;

                  (ii) Second, to repay principal of Liquidity Loans then due and payable;

                 (iii) Third, to pay amounts described in clauses (iii) and (iv) of the definition of "Daily Facility Costs" which are then due and payable;

                  (iv) Fourth, for deposit into the Collateral Account of an amount equal to all Daily Facility Costs (other than those described in clause (ii) of the definition of "Daily Facility Costs") which have accrued but are not payable on such day;

                   (v) Fifth, to pay the Seller the Purchase Price of Purchased Receivables pursuant to Section 2.1(d) hereof;

                  (vi) Sixth, to pay amounts described in clause (ii) of the definition of "Daily Facility Costs" which are then due and payable;

                 (vii) Seventh, at the option of the Issuer, to the payment of principal of the Purchase Money Note (or, if there is no outstanding balance on the Purchase Money Note, to the payment of principal of the Hillhaven Note) or to the prepayment of Liquidity Loans that are then prepayable without premium or penalty (or in the case of Eurodollar Loans (as defined in the Liquidity Agreement) at the end of an Interest Period applicable thereto); provided, that, the Purchase Money Note and the Hillhaven Note may not be prepaid hereunder unless the conditions specified in Section 2.01(c) of the Liquidity Agreement are satisfied on the date of such prepayment; and

                (viii)   Eighth, at the option of the Issuer to be
                         (x) retained by the Issuer or (y) paid out by the Issuer as a Restricted Payment or (z) otherwise applied by the Issuer; provided that, in each case, all applicable Requirements of Law and Contractual Obligations are complied with.

               (b) Amounts on deposit in the Collateral Account shall be applied, together with any amounts being applied pursuant to subsection (a) above, to pay on the due date thereof the respective Daily Facility Costs with respect to which they were deposited in the Collateral Account.

               (c) The order of application of amounts to pay Daily Facility Costs pursuant to Subsection (a)(iii) and (b) shall be as follows:

                    (i) First, to amounts described in clause (iii) of the definition of "Daily Facility Costs"; and

                   (ii) Second, to amounts described in clause (iv) of the definition of "Daily Facility Costs" (in such order as the Issuer shall determine).

               (d) During the continuation of an Amortization Event or following the occurrence of any event described in clause (ii) or
          (iii) of the definition of "Transfer Termination Date", the order of application of amounts referred to in Subsection (a) above shall be as follows:

                    (i) First, to pay interest then due and payable or overdue on Liquidity Loans;

                   (ii) Second, to repay principal of Liquidity Loans then due and payable or overdue;

                  (iii) Third, to be held as cash collateral to secure payment of amounts referred to in clauses (i) through (ii) hereof until all such amounts have been paid and satisfied in full;

                   (iv) Fourth, to the payment of amounts described in clause (iii) of the definition of "Daily Facility Costs";

                    (v) Fifth, to the payment of the amounts described in clause (iv) of the definition of "Daily Facility Costs";

                   (vi) Sixth, to the prepayment in full of all Liquidity Loans which are then prepayable without premium or penalty, together with interest accrued thereon;

                  (vii) Seventh, to the payment of interest and then principal of the Purchase Money Note;

                 (viii) Eighth, to the payment of interest and then principal of the Hillhaven Note, and

                   (ix) Ninth, the balance, if any, to be retained by the Issuer or as a court of competent jurisdiction shall otherwise direct.

               Section 6.4.  Purchase Money Note

               (a) If, and to the extent that, the Issuer is unable on any Business Day to fund (from all sources available to it, including, without limitation, internally generated funds as well as external funding sources) the Purchase Price of Agency Receivables being sold under Section 2.1(d), the Issuer shall authorize appropriate notations to increase the amount of the Purchase Money Note.

               (b) The principal balance of the Purchase Money Note is subject to mandatory adjustment as provided in Section 6.6 and to prepayment as provided in Section 6.3.

               (c) The Issuer agrees that it will utilize all funding sources available to it (including without limitation, internally generated funds) such that the principal balance of the Purchase Money Note is (at least as frequently as each Settlement Date) the minimum possible.

               Section 6.5. Daily Reports. On each Date of Processing, each Servicer will determine (based on estimates) and report to the Master Servicer, for the preceding day, Collections with respect to such Servicer's respective Purchased Receivables and such Servicer's respective new Receivables; and the Master Servicer shall determine for the preceding day the aggregate Collections and aggregate new Purchased Receivables and shall determine for such day the Daily Facility Costs, and shall prepare a report (the "Daily Report") setting forth such information and such other information specified in Exhibit I.

               Section 6.6. Adjustment Procedures. On each Settlement Date, the Master Servicer shall determine the actual amount of Collections and the actual Balances of Purchased Receivables purchased during the preceding Collection Period (and, in the case of the initial Settlement Date, the actual Balances of Purchased Receivables purchased on the Closing Date) and shall prepare a statement (the "Settlement Statement") setting forth such actual amounts and the other calculations and information specified in the form of Settlement Statement attached as Exhibit C for the prior Collection Period. The Master Servicer shall complete such Settlement Statement and deliver it to the Issuer, the Liquidity Agent Bank and the Collateral Agent by 12:00 noon (City of Los Angeles time) on each Settlement Date. Each Settlement Statement may be transmitted by telecopy to the telecopy numbers specified in Section 12.6 and shall thereafter be promptly mailed to the Liquidity Agent Bank, the Collateral Agent, and the Issuer at the address for notices for each such party specified in Section 12.6 (and in the case of the Liquidity Agent Bank, to its Notice Office). To the extent the actual amounts specified in the Settlement Statement differ from the estimates calculated pursuant to Section 6.5 or as contemplated by Section 2.1(f), the following adjustments shall be made:

                    (i) If and to the extent that the estimated Balance of new Purchased Receivables exceeds the actual Balance of new Purchased Receivables, the Issuer shall decrease the Balance of its Purchased Receivables and decrease the outstanding principal balance of the Purchase Money Note by the amount of such excess multiplied by the Discount Factor; provided, that, if so decreasing the outstanding principal balance of the Purchase Money Note would reduce the outstanding principal balance of the Purchase Money Note below $0, the Seller shall pay to the Issuer, in immediately available funds, an amount equal to the amount by which the outstanding principal balance of the Purchase Money Note would otherwise be reduced below $0.

                   (ii) If and to the extent that the actual Balance of new Purchased Receivables exceeds the estimated Balance of new Purchased Receivables, the Issuer shall increase the Balance of its Purchased Receivables and pay to the Seller, in immediately available funds, an amount equal to the amount of such excess multiplied by the Discount Factor or to the extent the Issuer is unable to fund (from all sources available to it, including without limitation internally generated funds as well as external funding sources) such payment, increase the outstanding principal balance of the Purchase Money Note by the amount of such excess multiplied by the Discount Factor.

                  (iii) If and to the extent that the estimated amount of Collections exceeds the actual amount of Collections, the Issuer shall (A) increase the Balance of its Purchased Receivables by the amount of such excess multiplied by the Discount Factor, (B) decrease its gross revenues by 1.4% multiplied by the amount of such excess and (C) pay to the Seller, in immediately available funds, an amount equal to the amount of such excess, or to the extent the Issuer is unable to fund (from all sources available to it, including without limitation internally generated funds as well as external funding sources) such payment, increase the outstanding balance of the Purchase Money Note by the amount of such excess.

                   (iv) If and to the extent that the actual amount of Collections exceeds the estimated amount of Collections, the Issuer shall (A) decrease the Balance of its Purchased Receivables by the amount of such excess multiplied by the Discount Factor, (B) increase its gross revenues, by 1.4% multiplied by the amount of such excess and (C) decrease the outstanding principal balance of the Purchase Money Note; provided, however, that if so decreasing the outstanding principal balance of the Purchase Money Note would reduce the outstanding principal balance thereof to less than $0, in lieu of decreasing the outstanding principal balance of the Purchase Money Note below $0 the Seller shall pay to the Issuer, in immediately available funds, an amount equal to the amount by which the outstanding principal balance of the Purchase Money Note otherwise would be reduced below $0.

               Section 6.7. Adjustments for Miscellaneous Credits and Erroneous Charges.

               (a) If during any Collection Period the respective Servicer or the Seller, as applicable, (i) adjusts the amount of any Receivable because of a rebate, refund or billing error to an Obligor, or (ii) discovers that a Receivable was created through an erroneous charge or (iii) otherwise compromises, adjusts, reduces, modifies or cancels any indebtedness evidenced by a Receivable without receiving cash therefor, the Servicer will deposit, or the Seller shall deposit, as applicable, cash into the Collection Account in an amount equal to such offset within two Business Days following such adjustment or discovery. Such offset shall be treated as a Collection of the related Receivables in the Collection Period in which the obligation to repurchase such Receivables arose and shall be applied in accordance with this Article VI. The obligation of the Servicer and the Seller to make such offsets shall survive the termination of this Agreement. Notwithstanding the foregoing, any adjustment or compromise permitted as described in the last sentences of Sections 4.1, 4.3 or 4.4 shall be made by the respective Servicer or Seller without any obligation to make any payment hereunder.

               (b) If any Purchased Receivable included in its outstanding Balance on the date of transfer thereof to the Issuer pursuant to
          Section 2.1 hereof any amounts which should have been written off by the Seller prior to the date of transfer thereof in accordance with the Seller's customary write-off procedures and practices, the Seller shall, within two Business days following discovery thereof by the Seller, deposit cash into the Collection Account in an amount equal to such amounts which so should have been written-off. Such deposit shall be treated as a Collection of the related Purchased Receivables in the Collection Period in which the obligations to make such deposit arose and shall be applied in accordance with this Article VI.

                                     ARTICLE VII

                        CERTAIN MATTERS RELATING TO THE SELLER

               Section 7.1. Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

               (a) Any corporation into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller shall be the successor of the Seller hereunder (without relieving the Seller of its responsibilities hereunder if it survives such merger, conversion or consolidation) without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that, upon the request of the Issuer, the successor to the Seller shall execute an assumption agreement providing for the assumption by the successor to the Seller of the rights and obligations of the Seller hereunder in a form reasonably satisfactory to the Issuer; and provided further that (x) the surviving corporation shall be a direct or indirect wholly-owned subsidiary of Hillhaven and (y) the Liquidity Agent Bank shall have been notified of any such action.

               (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except in each case in accordance with the provisions of Section 7.1(a).

                                     ARTICLE VIII

                         OTHER MATTERS RELATING TO SERVICING

               Section 8.1. Liability of the Servicers and Master Servicer; Indemnification. Each Servicer and the Master Servicer, respectively, will indemnify the Issuer, its beneficial owners, the Liquidity Agent Bank, the Liquidity Banks and the Collateral Agent from and against any loss, liability, expense, damage or injury suffered or sustained arising from acts or omissions of such Servicer or the Master Servicer, as the case may be. The foregoing indemnity shall not be construed as to limit any rights (including without limitations rights to indemnity) which any such indemnified person shall be entitled under applicable law, rule, regulation or court decree, at equity or otherwise.

               Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicers or Master Servicer. Any corporation into which any Servicer or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of such Servicer or the Master Servicer shall be the successor of such Servicer or the Master Servicer, as the case may be, hereunder (without relieving such Servicer or the Master Servicer of its responsibilities hereunder if it survives such merger, conversion or consolidation), without the execution or filing of any paper; provided, however, that, upon the request of the Issuer, the successor to such Servicer or the Master

          Servicer, as the case may be, shall execute an assumption agreement providing for the assumption by the successor to such Servicer or the Master Servicer, as the case may be, of the rights and obligations of such Servicer or the Master Servicer hereunder in a form reasonably satisfactory to the Issuer; and provided further that (x) the surviving corporation shall be a direct or indirect wholly-owned subsidiary of Hillhaven and
          (y) the Liquidity Agent Bank shall have been notified of any such action.

               Section 8.3. Servicers and Master Servicer Not To Resign. No Servicer or the Master Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Requirements of Law and
          (ii) there is no reasonable action which the Servicer or the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law or regulation. Any such determination permitting the resignation of any Servicer or the Master Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Issuer and the Liquidity Agent Bank.

               Section 8.4. Delegation of Duties. In the ordinary course of business, a Servicer or the Master Servicer may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Agreement; provided, however (a) such delegation is not inconsistent with Section 9.3 and is otherwise in compliance with all applicable Requirements of Law; (b) such delegation shall not relieve the Servicer or the Master Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.3 hereof; and (c) the Servicer or the Master Servicer shall assign to the Issuer all of the Servicer's or Master Servicer's, as the case may be, rights under the agreement or agreements pursuant to which such delegation is made.

               Section 8.5. Monitoring. If the Issuer and the Liquidity Agent Bank do not elect to replace a Servicer or the Master Servicer with a Successor Servicer or Successor Master Servicer following the occurrence of a Servicing Default, to the extent permitted by law, the Issuer and the Liquidity Agent Bank shall have the right to appoint a firm of independent public accountants to maintain the servicing of Purchased Receivables and to furnish to the Issuer and the Liquidity Agent Bank such letters, certificates and reports as either shall reasonably request. The respective Servicer and the Master Servicer shall cooperate with such firm of independent public accountants. The fees and expenses of such firm of independent public accountants shall be paid for by the respective Servicer or the Master Servicer, as the case may be.

               Section 8.6. Confidentiality. Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 4.1(g), 4.2(d), 4.3(g), 4.4(g), 8.5, 9.1 and
          10.2, in no event shall the Issuer, the Master Servicer, the Liquidity Agent Bank or any Liquidity Bank have access to any patient records required by any law, rule or regulation of any

          Governmental Authority, the JCAHO or any similar agency, or any other regulatory or professional organization to which the Master Servicer, the Seller, Pasatiempo or Northwest belongs or is subject, to be kept confidential; provided, however, that the Master Servicer, the Seller, Pasatiempo and Northwest shall each use its reasonable efforts to furnish, or cause to be furnished, information reasonably requested by the Issuer, Master Servicer, Liquidity Agent Bank or any Liquidity Bank, as the case may be, relating to the Purchased Receivables without violating any such law, rule or regulation.

                                      ARTICLE IX

                                  SERVICING DEFAULTS

               Section 9.1. Servicing Defaults. If any one of the following events (a "Servicing Default") shall occur and be continuing:

                    (a) any failure by any Servicer or the Master Servicer to make any payment, transfer or deposit or any demand, report, statement or other certification (in any such case, of any kind whatsoever) to give instructions or notice to the Issuer or the Liquidity Agent Bank on or before the date occurring five Business Days after the date such payment, transfer, deposit or report, statement or other certification (in any such case, of any kind whatsoever) or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                    (b) any Servicer or the Master Servicer shall assign its duties under this Agreement, except as permitted by
               Section 8.4;

                    (c) failure on the part of any Servicer or the Master Servicer duly to observe or perform in any material respect any of its other respective covenants or agreements set forth in this Agreement, which continues unremedied for a period of 30 days after the earlier of (i) knowledge of such failure by any Servicer or the Master Servicer, as the case may be, or (ii) there shall have been given, by registered or certified mail, to any Servicer or the Master Servicer by the Issuer or the Liquidity Agent Bank a written notice specifying such failure and requiring that it be remedied;

                    (d) any representation, warranty or certification made (or deemed made) by any Servicer or the Master Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) or when delivered and such incorrectness is not remedied in all material respects within 30 days after the earlier of
               (i) knowledge of such failure by such Servicer or the Master Servicer, as the case may be, or (ii) there shall have been given, by registered or certified mail to such Servicer or the Master Servicer by the Issuer or the Liquidity Agent Bank, a written notice specifying such incorrectness and requiring that it be remedied;

                    (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of any Servicer or the Master Servicer in an involuntary case under any applicable Federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of Hillhaven or any Seller or for any substantial part of any of their respective property, or ordering the winding up or liquidation of any Servicer or the Master Servicer and such order, decree or appointment remains unstayed and in effect for more than 60 days;

                    (f) any Servicer or the Master Servicer shall commence a voluntary case under any applicable Federal or state bankruptcy, insolvency or similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Servicer or the Master Servicer or for any substantial part of any of their respective property, or make any general assignment for the benefit of creditors, or the failure by any Servicer or the Master Servicer generally to pay its debts as such debts become due, or the taking of any action by any Servicer or the Master Servicer in furtherance of any of the foregoing;

          then, so long as the Servicing Default shall not have been waived or remedied, either the Issuer or the Liquidity Agent Bank by written notice to the affected Servicer or the Master Servicer (a "Termination Notice"), may terminate all of the rights and obligations of such Servicer or of the Master Servicer, as the case may be, under this Agreement.

               Upon the occurrence of any such event, the affected Servicer or the Master Servicer, as the case may be, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and such Servicer or the Master Servicer, as the case may be, shall provide the Issuer and the Liquidity Agent Bank prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. Each Servicer or the Master Servicer, as the case may be, shall immediately notify the Issuer and the Liquidity Agent Bank in writing of any Servicing Default.

               After receipt by a Servicer or the Master Servicer, as the case may be, of such Termination Notice, and on the date that a Successor Servicer or Successor Master Servicer, as the case may be, shall have been appointed by the Issuer or the Liquidity Agent Bank pursuant to Section 9.2, all authority and power of such Servicer or Master Servicer, as the case may be, under this Agreement shall pass to and be vested in a Successor Servicer or Successor Master Servicer, as the case may be; and, without limitation, the Issuer is hereby authorized and empowered (upon the failure of the Servicer or Master Servicer, as the case may be, to cooperate) to execute and deliver, on behalf of such

          Servicer or Master Servicer, as the case may be, as attorney-in-fact or otherwise, all documents and other instrument or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The affected Servicer or Master Servicer, as the case may be, agrees to cooperate at its expense with the Issuer and such Successor Servicer or Successor Master Servicer, as the case may be, in effecting the termination of the responsibilities and rights of such Servicer or the Master Servicer, as the case may be, to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer or Successor Master Servicer, as the case may be, of all authority of the affected Servicer or Master Servicer, as the case may be, to service the Purchased Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the affected Servicer or Master Servicer, as the case may be, for deposit, or which have been deposited by such Servicer or Master Servicer, as the case may be, in the Issuer Accounts, or which shall thereafter be received with respect to the Purchased Receivables and to assist the Successor Servicer or Successor Master Servicer. The affected Servicer or Master Servicer, as the case may be, shall promptly transfer its electronic records relating to the Purchased Receivables to the Successor Servicer or Successor Master Servicer in such electronic form as the Successor Servicer or Successor Master Servicer may reasonably request and shall promptly transfer to the Successor Servicer or Successor Master Servicer all other records, correspondence and documents necessary for the continued servicing of the Purchased Receivables in the manner and at such times as the Successor Servicer or Successor Master Servicer shall reasonably request. To the extent that compliance with this Section 9.1 shall require the affected Servicer or Master Servicer, as the case may be, to disclose to the Successor Servicer or Successor Master Servicer information of any kind which the affected Servicer or Master Servicer, as the case may be, reasonably deems to be confidential, the Successor Servicer or Successor Master Servicer shall be required to enter into such customary licensing and confidentiality agreements as the affected Servicer or Master Servicer, as the case may be, shall deem necessary to protect its interest.

               Section 9.2. Appointment of Successor Servicer or Successor Master Servicer.

               (a) On and after the receipt by a Servicer or Master Servicer, as the case may be, of a Termination Notice pursuant to
          Section 9.1, the affected Servicer or Master Servicer, as the case may be, shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Issuer or the Liquidity Agent Bank, as the case may be, by notice to such Servicer or Master Servicer, as the case may be, or, if no such date is specified in such Termination Notice, or otherwise specified by the Issuer or the Liquidity Agent Bank, as the case may be, until a date mutually agreed upon by such Servicer or the Master Servicer, as the case may be, and the Issuer or the Liquidity Agent Bank, as the case may be. The Issuer and the Liquidity Agent Bank shall as promptly as possible after the giving of a

          Termination Notice appoint a successor Servicer (a "Successor Servicer") or successor Master Servicer (a "Successor Master Servicer"), as the case may be, and such Successor Servicer or Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Liquidity Bank.

               (b) Upon its appointment, the Successor Servicer or Successor Master Servicer shall be the successor in all respects to the respective Servicer or Master Servicer, as the case may be, with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the respective Servicer or Master Servicer, as the case may be, by the terms and provisions hereof, and all references in this Agreement to the respective Servicer or Master Servicer, as the case may be, shall be deemed to refer to the Successor Servicer or Successor Master Servicer. Without limiting the foregoing, the Successor Servicer or Successor Master Servicer shall be deemed to make as to itself each of the representations set forth herein in Section 3.1 or 3.3, as the case may be.

               (c) The Successor Servicer or Successor Master Servicer shall be entitled to servicing compensation with respect to the Purchased Receivables sufficient to pay the Successor Servicer or Successor Master Servicer a reasonable fee (including the estimated costs of such servicing and a reasonable profit). Such servicing compensation shall be a reasonable fee determined by the Issuer in the following manner: (i) if it is commercially reasonable to obtain estimates or bids of five or more potential Servicers prepared to service the Purchased Receivables, a reasonable fee shall not exceed 15% in excess of the average of such bids or estimates; (ii) if it is commercially reasonable to obtain estimates or bids of only three or four potential Servicers prepared to service the Purchased Receivables, a reasonable fee shall not exceed 10% in excess of the average of such bids or estimates; (iii) if estimates or bids are obtained from only two potential Servicers prepared to service the Purchased Receivables, a reasonable fee shall not exceed 5% in excess of the average of such bids or estimates; and (iv) if an estimate or bid is received from only one potential Servicer prepared to service the Purchased Receivables, such estimate or bid shall be deemed a reasonable fee. In the event that such fee shall exceed the previous Servicing Fee, the outgoing Servicer shall be liable to, and shall make payment to, the Successor Servicer or the Successor Master Servicer, as the case may be, in the amount of such shortfall for each period during which such Successor Servicer or the Successor Master Servicer, as the case may be, is acting hereunder.

               Section 9.3. Collection of Medicaid Payments by Servicers. Notwithstanding any provision of any Related Document to the contrary, (a) all Medicaid payments which are made by an Obligor with respect to any Purchased Receivable shall be collected from such Obligor only by the Servicer which furnished the services for which such payments are made, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than the Servicer pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicaid laws, rules and regulations; and no Related Document shall be construed to permit any other Person, in violation of applicable federal and state Medicaid laws, rules and regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to the Servicer's receipt thereof, and (b) this Agreement and the Related Documents shall not effect, nor shall this be construed to effect, any assignment of Medicaid payments in contravention of applicable federal and state Medicaid laws, rules and regulations. Each party hereto consents to entry, after an Amortization Event has occurred and so long as it is continuing, of court orders requiring Obligors to submit such payments directly to the Collateral Agent for application in accordance with Section 6.3.

                                      ARTICLE X

                            MATTERS RELATING TO THE ISSUER

               Section 10.1. Recourse. Except as otherwise expressly provided herein, the Issuer is purchasing and will purchase the Purchased Receivables without recourse to the Seller (or Northwest or Pasatiempo) or the respective Servicer or the Master Servicer and the Issuer shall bear all economic benefit and economic risk of loss inherent in owning the Purchased Receivables. The Issuer, as opposed to the Seller (or Northwest or Pasatiempo) or the Servicers, shall bear all losses arising out of any default of the Obligor with respect to any Purchased Receivable while such Purchased Receivable is owned by the Issuer.

               Section 10.2. Inspection of Books and Records. The Issuer shall have the right to review and inspect the Seller's and the Servicers' books and records as such books and records apply to the respective Purchased Receivables and to make copies and extracts therefrom and cause such books and records, as they relate to the respective Purchased Receivables, to be audited by a firm of independent public accountants selected by the Issuer.

                                      ARTICLE XI

                                      INDEMNITY

               Section 11.1.  Indemnity.

               (a) By the Seller. The Seller agrees to indemnify the Issuer, the Liquidity Agent Bank, the Collateral Agent and the Liquidity Banks (the "Indemnified Parties") and each of them against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable fees and expenses of counsel) imposed on, asserted against or suffered or incurred by any of them and which in any way arise out of or relate to:

                    (i) any taxes which may be asserted or imposed at any time in respect of purchases and sales of any Purchased Receivable (or in connection with payments by the related Obligor thereunder);

                   (ii) the lack of enforceable ownership and/or first perfected priority and general first Lien status against all Persons (including without limitation any bankruptcy trustee or similar Person) in favor of the Issuer in any Purchased Receivable or any direct or indirect proceeds thereof;

                  (iii) any omission, misrepresentation or breach by the Seller hereunder or under, or in connection with, any of its respective Purchased Receivables or the transactions out of which it arose;

                   (iv) any Purchased Receivable which is or becomes an Ineligible Receivable;

                    (v) the inaccuracy in any material respect at each time made or deemed made of the Receivable Information or of any representation or warranty made by the Seller (or any of its Authorized Officers) under or in connection with or any Related Documents or in any information or report delivered by the Seller pursuant hereto or thereto;

                   (vi) the failure by the Seller to comply with any applicable Requirement of Law or Contractual Obligation with respect to any of its respective Purchased Receivables;

                  (vii) any dispute, claim, offset or defense of the Obligor to the payment of any of its respective Purchased Receivables (including, without limitation, a defense based on such Receivables not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                  (viii) any failure of the Seller to perform its duties or
               obligations in accordance with the provisions of this Agreement;

                   (ix) any non-compliance by the Seller with the "bulk transfer" or analogous laws of any jurisdiction or jurisdictions; or

                    (x) any Regulatory Change which (i) changes the method or basis of taxation of any amounts payable to the Issuer under this Agreement in respect of any Purchased Receivables
               (ii) is applicable to banks generally notwithstanding the financial condition of any particular bank and imposes or modifies any reserve, special deposit, deposit insurance or assessment, capital or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Liquidity Agent Bank or any Liquidity Bank or (iii) imposes any other condition affecting any Related Document (or any of such extensions of credit or liabilities).

               (b) By Northwest. Northwest agrees to indemnify the Indemnified Parties, and each of them, against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable fees and expenses of counsel) imposed on, asserted against or suffered or incurred by any of them and which in any way arise out of or relate to:

                    (i) any omission, misrepresentation or breach by Northwest hereunder or under, or in connection with, any Northwest Receivable or the transactions out of which it arose;

                   (ii) the inaccuracy in any material respect at each time made or deemed made of the Receivable Information or of any representation or warranty made by Northwest (or any of its Authorized Officers) under or in connection with any Related Document or in any information or report delivered by Northwest pursuant thereto;

                  (iii) the failure by Northwest to comply with any applicable Requirement of Law or Contractual Obligation with respect to any Northwest Receivable;

                   (iv) any dispute, claim, offset or defense of the Obligor to the payment of any Northwest Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                    (v) any failure of Northwest to perform its duties or obligations in accordance with the provisions of this Agreement; or

                   (vi) any non-compliance by Northwest in connection herewith or with the Northwest Agreement with the "bulk transfer" or analogous laws of any jurisdiction or jurisdictions.

               (c) By Pasatiempo. Pasatiempo agrees to indemnify the Indemnified Parties, and each of them, against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable fees and expenses of counsel) imposed on, asserted against or suffered or incurred by any of them and which in any way arise out of or relate to:

                    (i) any omission, misrepresentation or breach by Pasatiempo hereunder or under, or in connection with, any Pasatiempo Receivable or the transactions out of which it arose;

                   (ii) the inaccuracy in any material respect at each time made or deemed made of the Receivable Information or of any representation or warranty made by Pasatiempo (or any of its Authorized Officers) under or in connection with any Related Document or in any information or report delivered by Pasatiempo pursuant thereto;

                  (iii) the failure by Pasatiempo to comply with any applicable Requirement of Law or Contractual Obligation with respect to any Pasatiempo Receivable;

                   (iv) any dispute, claim, offset or defense of the Obligor to the payment of any Pasatiempo Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                    (v) any failure of Pasatiempo to perform its duties or obligations in accordance with the provisions of this Agreement; or

                   (vi) any noncompliance by Pasatiempo in connection herewith or with the Pasatiempo Agreement with the "bulk transfer" or analogous laws of any jurisdiction or jurisdictions.

               (d)  Third-Party Claims.

                    (i) Any Indemnified Party shall notify the Seller, Northwest or Pasatiempo (each, an "Indemnifying Party"), as the case may be, promptly after such Indemnified Party's receipt of notice, or such Indemnified Party otherwise becoming aware, of any third party claims with respect to which indemnification may be sought under this Section 11.1. Such notice shall be in writing and shall be delivered in accordance with the provisions of Section 12.6 hereof. If any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall promptly assume the defense thereof with counsel chosen by it and approved by the Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), so long as the Indemnified Party is reasonably satisfied with the Indemnifying Party's defense thereof and the Indemnified Party does not reasonably determine that the Indemnifying Party's participation in or assumption of the defense would be inappropriate due to actual differing interests between the Indemnified Party and the Indemnifying Party. Without limiting the generality of the foregoing, any one or more of the Indemnified Parties shall have the right to employ counsel in any such action, and the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such third party claim, including without limitation reasonable attorneys' fees and costs (including the costs of in-house counsel), except to the extent that the Indemnifying Party has assumed the defense thereof in accordance with this Section 11.1 and provided that the Indemnifying Party's liability for the fees and expenses of the Indemnified Party's counsel shall not extend to more than one separate firm of attorneys at any point in time for any Indemnified Party for any one claim or any one group of substantially similar or related separate claims arising out of the same allegations or circumstances. At such time as the Indemnified Party notifies the Indemnifying Party that (a) the Indemnified Party is not reasonably satisfied with such defense or counsel or (b) the Indemnified Party has reasonably determined that the Indemnifying Party's assumption of the defense has become inappropriate due to actual differing interests between the Indemnified Party and the Indemnifying Party, the Indemnified Party shall deliver notice to the Indemnifying Party in accordance with the provisions of
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



          Section 12.6 hereof, the Indemnified Party shall subsequently be entitled to assume the defense thereof with counsel chosen by it, and the Indemnifying Party shall indemnify and hold harmless the Indemnified Party in accordance with the terms hereof.

                    (ii) In accordance with the provisions of Section 12.6, the Indemnified Party shall notify the Indemnifying Party, and the Indemnifying Party shall notify the Indemnified Party, of any bona fide offer of settlement of a third party claim, and neither the Indemnifying Party nor the Indemnified Party shall accept any such offer without the other's prior written consent, not to be unreasonably withheld, provided that the Indemnifying Party may effect a settlement of any pending or threatened proceeding covered by the indemnities contained in this paragraph if such settlement includes an unconditional release of the Indemnified Party from any and all liability on claims that are the subject matter of such proceeding. If a bona fide settlement offer is accepted by the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for any loss or liability by reason of such settlement.

               (e) Indemnity Not to Provide Recourse. The parties intend that this Section 11.1 not be applied to provide direct or indirect assurance to any Indemnified Party against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Obligor on, or the collectability of, any Purchased Receivable.

                                     ARTICLE XII

                              MISCELLANEOUS PROVISIONS

               Section 12.1. Transfer Termination Date. The Issuer shall have no obligation to purchase Receivables on any date subsequent to the Transfer Termination Date.

               Section 12.2. Termination of Agreement; Sale of Receivables. This Agreement shall terminate on the date on which all Credits Outstanding and all amounts due hereunder and under the Related Documents shall have been paid in full. Notwithstanding any termination, all obligations under Sections
          2.2 and 5.4 and under Articles VI, IX and XI shall survive.

               Section 12.3. Amendment. This Agreement may be amended only in a writing signed by the Servicers, the Seller, Northwest, Pasatiempo, the Master Servicer, the Issuer, the Liquidity Agent Bank and the Collateral Agent.

               Section 12.4. Intention of the Parties. It is the intention of the parties hereto that the transactions arising under this Agreement be treated as a present and absolute sale of the Purchased Receivables. The terms of this Agreement shall be construed to further this intention of the parties. In the event that such transactions are held by a court of competent jurisdiction not to constitute a sale, the parties hereto intend that such transactions constitute the grant of (and the parties hereto hereby grant and agree that, in such event, the applicable parties shall have, by the provisions of this Agreement, granted) a security interest in all of the Seller's (and Northwest's and
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



          Pasatiempo's) right, title and interest in and to the Purchased Receivables and the Proceeds thereof and that this Agreement constitute a security agreement under applicable law.

               Section 12.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. THE PARTIES HERETO EACH IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY WASHINGTON STATE OR FEDERAL COURT SITTING IN THE CITY OF SEATTLE, WASHINGTON, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, EACH HEREBY IRREVOCABLY WAIVING ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING SO BROUGHT AS WELL AS ANY CLAIM OF INCONVENIENT FORUM.

               Section 12.6. Notices. All demands, notices and communications under this Agreement not otherwise permitted to be made by telecopy hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, In the case of:

               If to the Issuer:

                    Hillhaven Funding Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98401-2264

                    Attention:     Vice President and Treasurer
                    Telephone:     (206) 756-4807
                    Telecopy:      (206) 756-4890

               and a copy to:

                    The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98401-2264

                    Attention:     General Counsel
                    Telephone:     (206) 756-4797
                    Telecopy:      (206) 756-4845

               If to the Seller:

                    First Healthcare Corporation
                    c/o The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98401-2264

                    Attention:     General Counsel
                    Telephone:     (206) 756-4797
                    Telecopy:      (206) 756-4845

               If to Northwest:

                    Northwest Health Care, Inc.
                    c/o The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98401-2264

                    Attention:     General Counsel
                    Telephone:     (206) 756-4797
                    Telecopy:      (206) 756-4845

               If to Pasatiempo:

                    Pasatiempo Development Corp.
                    c/o The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98401-2264

                    Attention:     General Counsel
                    Telephone:     (206) 756-4797
                    Telecopy:      (206) 756-4845

               If to the Master Servicer:

                    The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98401-2264

                    Attention:     General Counsel
                    Telephone:     (206) 756-4797
                    Telecopy:      (206) 756-4845

               If to the Collateral Agent:

                    Seattle First National Bank
                    701 Fifth Avenue, CSC 12
                    Seattle, WA  98101-1688

                    Attention:     Thomas Rook
                    Telephone:     (206) 358-8004
                    Telecopy:      (206) 358-3113

               If to the Agent:

                    Notice Office:

                    Bank of America National Trust
                         and Savings Association
                    555 South Flower Street
                    11th Floor, #5618
                    Los Angeles, CA  90071

                    Attention:     Brad DeSpain
                    Telephone:     (213) 228-3262
                    Telecopy:      (213) 228-2756

                    Payment Office:

                    Bank of America National Trust
                      and Savings Association
                    333 South Beaudry Avenue
                    Los Angeles, CA  90017
                    Attention:     Betsy Quinio
                    Telex:         BANKAMER SFO 34346
                    Telephone:     (213) 345-6531
                    Telecopy:      (213) 345-6550
                    Routing/ABA #: 1210-00358
                    Incoming Wire
                      Acct. #:     12331-83980

               If to a Liquidity Bank:

                         at its address set forth in Schedule I
                         to the Liquidity Agreement

          or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.


               Section 12.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provision or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

               Section 12.8. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.2 and 9.2, this Agreement may not be assigned by any party without the prior consent of the Issuer and of the Liquidity Agent Bank.

               Section 12.9. Further Assurances. The Seller, Northwest, Pasatiempo, the Master Servicer and each Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer or the Liquidity Agent Bank to more fully effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Purchased Receivables for filing under the provisions of the UCC of any applicable jurisdiction

               Section 12.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

               Section 12.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               Section 12.12. Binding Effect; Benefit of Agreement. Subject to Section 12.8, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall also inure to the benefit of the Liquidity Agent Bank and the Collateral Agent which are hereby expressly declared to be third party beneficiaries hereof.

               Section 12.13. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Hillhaven, Pasatiempo, Northwest, the Servicers, the Master Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any court of Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

               Section 12.14. Headings. The headings herein are for purpose of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

               Section 12.15. General Provision as to Payments. Except as otherwise expressly provided herein, all payments hereunder (including without limitation all net settlements occurring in any Settlement Date) shall be made prior to 12:00 noon (City of Los Angeles Time) on the date specified therefor and in funds immediately available in the City of Los Angeles.

               Section 12.16.  Additional Parties Hereto.

               (a) In the event that (x) one or more wholly-owned subsidiaries of Hillhaven, now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the Execution Date by the Seller, Pasatiempo and Northwest or
          (y) Hillhaven reorganizes its corporate structure such that facilities generating Agency Receivables on the Execution Date (or acquired as contemplated by clause (x)) are owned by one or more additional wholly-owned subsidiaries of Hillhaven, the wholly-owned subsidiaries referred to in clauses (x) and (y) may, following 30-days advance written notice to and with the written consent of the Liquidity Agent Bank (which consent shall not be unreasonably withheld or delayed), become parties to this Agreement upon delivery to the Issuer and the Liquidity Agent Bank of:

                    (i) a duly executed instrument in writing reasonably satisfactory to them, agreeing to become a party to this Agreement with the same effect as if named herein in a similar capacity (including, without limitation in their capacities as Servicers) as Northwest and Pasatiempo;

                   (ii) a duly executed agreement with the Seller in substantially the form of the Northwest Agreement and the Pasatiempo Agreement; and

                  (iii) documents relating to such subsidiary of the kind delivered by Northwest and Pasatiempo pursuant to clauses
               (a) through (d), (i) and (j) of Schedule I hereto.

               Upon the addition of any wholly-owned subsidiary of Hillhaven as a party hereto as contemplated by Subsection (a) above and without further act or documentation of any kind, the provisions of this Agreement and the Related Documents shall be deemed amended such that such subsidiary assumes obligations, and is entitled to rights, and the other provisions of this Agreement and the Related Documents (including, without limitation Article IX hereof) apply to the same extent as the same apply to, Northwest and Pasatiempo (including without limitation in their capacities as Servicers) on the Execution Date.

               (c) Without limiting the effect of Subsection (b) above, the parties hereto agree, that following the joinder of any additional parties hereto pursuant to this Section, upon the request of any of the parties hereto, to cause this Agreement to be amended (or, if so requested, amended and restated) to reflect in full text the effect of Subsection (b) above.

               Section 12.17. Arbitration. At the request of the Liquidity Agent Bank, acting on behalf of the Required Liquidity Banks, or the Issuer, Hillhaven, the Seller, or any Servicer, any controversy or claim between the Liquidity Banks, the Issuer, Hillhaven, the Seller, or any Servicer arising from or relating to this Agreement or any Related Document executed in connection with this Agreement or any Related Document or arising from any alleged tort shall be settled by arbitration in King County, Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration, except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

                    For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any party having an interest related to the claim or controversy being arbitrated.

                    No provision of this Section shall limit the right of the Issuer, Hillhaven, the Seller, or any Servicer or the Liquidity Banks to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of any party to request arbitration.

               Section 12.18. Replacement of Original Master Sale and Servicing Agreement. The Original Master Sale and Servicing Agreement shall be deemed amended and restated and superseded by this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        HILLHAVEN FUNDING CORPORATION



                                        By:  /s/ Robert K. Schneider
                                        Title: Vice President & Treasurer



                                        FIRST HEALTHCARE CORPORATION


                                        By:  /s/ Robert K. Schneider
                                        Title: Vice President & Treasurer


                                        NORTHWEST HEALTH CARE, INC.

                                        By:  /s/ Robert K. Schneider
                                        Title: Vice President & Treasurer


                                        PASATIEMPO DEVELOPMENT CORP.

                                        By:  /s/ Robert K. Schneider
                                        Title: Vice President & Treasurer


                                        THE HILLHAVEN CORPORATION

                                        By:  /s/ Robert K. Schneider
                                        Title: Vice President & Treasurer